UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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 ☐ Preliminary Proxy Statement
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Jefferies Financial Group Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Jefferies

2025 ANNUAL MEETING PROXY STATEMENT

FEBRUARY 14, 2025

February 14, 2025
Dear Fellow Shareholders,
We present this year’s Proxy Statement and invite you to participate in our 2025 Annual Meeting of Shareholders on Thursday, March 27, 2025, at 10:00 a.m. EDT. We will conduct our meeting virtually to provide a consistent experience to all our shareholders regardless of where they are located and to make it easier for our shareholders to attend (see page 3 for details). The agenda will include a vote for the election of directors, an advisory vote on our 2024 executive-compensation program, and an advisory vote on the selection of our independent auditors. Our CEO, Rich Handler, and our President, Brian Friedman, will discuss our strategy and operating performance and answer your questions.
2024
Our fiscal year 2024 saw Jefferies reaping the benefits of its strategic hiring, important Strategic Alliance with SMBC, and continued focus on being a pure-play leading Wall Street firm:
•
We noted in last year’s proxy statement that: “In a year in which Wall Street experienced reductions in force . . . Jefferies – paving the way for even more future growth – aggressively expanded its Investment Banking capabilities and capacity through the hiring of some of the most senior and successful investment bankers in the industry.” In 2024, Jefferies continued down this path. Over the last three years, we have added from other firms and through internal promotion 118 Investment Banking Managing Directors, bringing our total senior team to 367 MDs as of November 30, 2024 (and 386 today), which over the past three years is up 47% overall, up 37% in the Americas, up 55% in Europe and the Middle East, and up 133% in Asia-Pacific.

As a result of that significant investment in human capital, Jefferies generated Investment Banking net revenues of $3.44 billion in 2024, a 52% increase from the prior year and its second highest annual results on record. In addition, Jefferies increased its global Investment Banking market share by a full 110 basis points, between 50 and 180 basis points greater than the progress at our peers. And, Jefferies increased its standing in the Investment Banking league-table rankings to #6 (up from #8 last year).1
Strong results were also achieved in Capital Markets, with a 24% increase in net revenues to $2.76 billion, powered by a 40% increase in Equities net revenue and a 7% increase in Fixed Income net revenues, as well as meaningful gains in market share.
All of this resulted in 2024 firm-wide net revenues of $7.03 billion, pre-tax earnings from continuing operations of $1.01 billion and diluted earnings per share from continuing operations of $2.96, year-on-year increases of 50%, 184% and 169%, respectively.
PERFORMANCE HIGHLIGHTS
129% TSR for 2024

TSR ranked #1, #1, and #2, respectively, in one-year, three-year and five-year TSR among our proxy peers

Increased dividend payout from $1.20 to $1.60 per share annually, a 33.3% increase

Continued strengthening of Strategic Alliance with SMBC Group, welcoming Toru Nakashima, SMFG Director President & Group CEO, to our Board

Net revenues of $7.03 billion, a 50% YoY increase
Pre-tax earnings from continuing operations of $1.01 billion, a 184% YoY increase
Diluted earnings per share from continuing operations of $2.96, a 169% YoY increase

[1]	For source data underlying these statistics, see Annex A of this Proxy Statement.
2025 Proxy Statement	1

•
Fiscal year 2024 also saw the anticipated strengthening of our Strategic Alliance with the SMBC Group, as the SMBC Group not only increased its financial interest in Jefferies to 14.5% on an as-converted, fully diluted basis but also, upon crossing the 10% financial-interest threshold, nominated Toru Nakashima, the Director President and Group Chief Executive Officer of Sumitomo Mitsui Financial Group, Inc., to Jefferies Board of Directors.

•
We believe the adherence to management’s strategy and the strong execution of that strategy was recognized by the investing public and reflected in Jefferies Total Shareholder Return, which on an absolute basis was 128.9% for 2024 and, on a relative basis, ranked #1 on a one-year basis among our peers, #1 on a three-year basis and #2 on a five-year basis.

•
Finally, true to our longstanding efforts to return capital to our fellow shareholders, we recently increased our cash dividend to $1.60 per share per annum, up from $1.20 a year ago, a 33.3% increase.

We could not be more pleased with the Company’s performance and the performance by management and the entire Jefferies team. As always, we want to express our deepest gratitude to the team for their incredible effort that delivered an incredible year.
In closing, we believe, as do Rich and Brian (as always, we strongly encourage our fellow shareholders to read their annual shareholders letter), Jefferies is uniquely positioned to capitalize on the anticipated improved market opportunity. Additionally, as the result of its strategic accomplishments over the past few years, Jefferies is in as strong a position as it has ever been to continue its forward momentum.
YOUR VOTE MATTERS
Thank you very much for your investment and partnership with us. We genuinely hope you will participate in our Annual Meeting of Shareholders. If you are not able to participate, we ask you to vote by proxy in support of our recommendations. The proxy materials contain necessary information about the matters on which we are asking you to vote. We and the Jefferies team is open to addressing any questions you may have. Thank you again for your support.
Sincerely,
The Jefferies Board of Directors

2	Jefferies Financial Group

Notice of Annual Meeting of Shareholders
This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at our 2025 Annual Meeting of Shareholders.
LOGISTICS

DATE AND TIME March 27, 2025 at 10:00 a.m. EDT	Jefferies’ virtual Annual Meeting of Shareholders may be accessed using the following link: www.virtualshareholdermeeting.com/JEF2025

PURPOSE OF MEETING

Proposal	Vote Required to Elect or Approve	Board Recommendation	Page Reference

1	ELECTION OF DIRECTORS	Majority of the votes cast	FOR each nominee	9
2	ADVISORY VOTE ON 2024 EXECUTIVE-COMPENSATION PROGRAM	Majority of the votes cast	FOR	38
3	RATIFICATION OF INDEPENDENT AUDITORS	Majority of the votes cast	FOR	67

Consider other matters that properly come before the meeting.
OTHER IMPORTANT INFORMATION
Shareholders should read “Important Information for Our Shareholders” beginning on page 73 for additional information, including ways for you to vote prior to the meeting.
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Voting instructions are outlined in the Notice of Internet Availability of Proxy Materials and on your proxy card.

BY INTERNET (24 hours a day): proxyvote.com	By Mail: If you are a shareholder of record: Return a properly executed and dated proxy card in the provided pre-paid envelope
BY TELEPHONE (24 hours a day): 1-800-690-6903
If you hold your shares in street name: Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

2025 Proxy Statement	3

Notice of Annual Meeting of Shareholders
Generally, the deadline for voting by telephone or using the internet is 11:59 p.m. EDT on Wednesday, March 26, 2025. Please read “Important Information for Our Shareholders” on page 73 for other voting deadlines.
At the virtual Annual Meeting, shareholders will be able to listen to the meeting live and vote. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/JEF2025, you must enter the 16-digit control number available on your proxy card if you are a shareholder of record or included in your voting instruction card and voting instructions you received from your broker, bank or other institution. Although you may vote online during the virtual Annual Meeting, we encourage you to vote prior to the meeting via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.
A technical support line will be available on the meeting website for any questions on how to participate in the Annual Meeting or if you encounter any difficulties accessing the virtual meeting.
The meeting webcast will begin promptly at 10:00 a.m. EDT, on Thursday, March 27, 2025, and we encourage you to access the meeting prior to the start time.
Shareholders will be able to ask questions through the virtual meeting website during the Annual Meeting. Questions may be submitted during the virtual Annual Meeting through www.virtualshareholdermeeting.com/JEF2025. The Company will answer appropriate questions during the virtual Annual Meeting.
4	Jefferies Financial Group

Proxy Summary

PROPOSAL 1
Election of Directors
	THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES	See page 9

•
Our directors are elected at each Annual Meeting of Shareholders and hold office for a one-year term.
•
The Nominating and Corporate Governance Committee considers and chooses nominees for our Board with a primary goal of presenting a diverse slate of candidates who will serve the Board, its Committees, Jefferies and our shareholders.
•
50% of our Board (and 63% of our independent directors) are diverse.

Our Director Nominees

			Jefferies Committees
Name and Age	Tenure	Other Public Directorships	A	C	ESG/DEI	NCG	RLO
Linda L. Adamany, 72 Lead Independent Director	2014	Coeur Mining Inc. BlackRock Institutional Trust Company Vitesse Energy, Inc.
Robert D. Beyer, 65 Independent	2013	None
Matrice Ellis Kirk, 63 Independent	2021	None
Brian P. Friedman, 69 President	2013	Vitesse Energy, Inc.
MaryAnne Gilmartin, 60 Independent	2018	None
Richard B. Handler, 63 Chief Executive Officer	2013	None
Thomas W. Jones, 75 Independent	2022	Assured Guaranty, Ltd.
Jacob M. Katz, 72 Independent	2018	None
Toru Nakashima, 61 SMFG Director President and Group Chief Executive Officer	2024	Sumitomo Mitsui Financial Group, Inc.
Michael T. O’Kane, 79 Independent	2013	None
Joseph S. Steinberg, 81 Chairman of the Board	1978	Crimson Wine Group Ltd., Vitesse Energy, Inc.
Melissa V. Weiler, 60 Independent	2021	Blue Owl Capital Corporation

A	Audit	ESG/DEI	ESG, Diversity, Equity & Inclusion	NCG	Nominating and Corporate Governance	Member
C	Compensation			RLO	Risk and Liquidity Oversight	Chair

Mr. Nakashima joined our Board on August 12, 2024. Ms. Weiler was appointed Co-Chair of the Compensation Committee, effective January 8, 2025.
2025 Proxy Statement	5

Proxy Summary
Board of Directors Skills and Experience

Corporate Governance Ongoing Practices

Independent Lead Director Majority Voting Board Refreshment Clawback Policy Prohibition on Hedging Independent Compensation Consultant	Board Committee Dedicated to ESG and DEI Shareholder Proxy Access Individual Director and Board Assessments Robust CEO and President Stock Ownership Guidelines	Minimum Holding Periods of Vested Equity CEO and President Evaluations Corporate Social Responsibility Principles Shareholder Engagement Robust Director Stock Ownership Guidelines

6	Jefferies Financial Group

Proxy Summary

PROPOSAL 2
Advisory Vote on 2024 Executive-Compensation Program
	THE BOARD STRONGLY RECOMMENDS A VOTE FOR THE 2024 EXECUTIVE-COMPENSATION PROGRAM	See page 38

We strongly recommend that shareholders vote for our 2024 executive-compensation program, as described in the compensation tables, narrative discussion, and the Compensation Discussion and Analysis beginning on page 39 of this Proxy Statement. The Company’s results speak for themselves and for the value of the management team. While the vote is non-binding and advisory in nature, it will be given careful consideration by the Compensation Committee and our Board of Directors.

PROPOSAL 3
Ratification of Independent Auditors
	THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS	See page 67

The Audit Committee selected Deloitte & Touche LLP as our independent auditors for 2025.
This proposal is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of our shareholders.
While our Audit Committee intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

2025 Proxy Statement	7

8	Jefferies Financial Group

Corporate Governance Matters

PROPOSAL 1
Election of Directors
THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

Our directors are elected at each Annual Meeting of Shareholders and hold office for a one-year term. Our Nominating and Corporate Governance Committee considers and chooses nominees for our Board with a primary goal of presenting a diverse slate of candidates who will serve the Board, its Committees, Jefferies and our shareholders, taking into account the attributes of each candidate’s professional skillset and credentials, as well as gender, age, ethnicity and personal background. In evaluating nominees, the Nominating and Corporate Governance Committee reviews each candidate’s background and assesses each candidate’s independence, skills, experience and expertise based upon myriad factors, including the candidate’s individual director assessment. Directors should have the highest professional and personal ethics, integrity and character that conform to our standards. Directors should also have experience at the governance and policy-making level in their respective fields. The Nominating and Corporate Governance Committee will consider whether a candidate for director has a proven professional background that displays the ability to make important judgments as Board members. The Committee also determines whether a candidate’s skills and experience complement existing Board members’ skills and experience.
Consistent with agreements between Jefferies and SMBC, SMBC was entitled to identify one individual to be nominated for election as a new member to Jefferies’ Board of Directors upon crossing a 10% economic ownership threshold. SMBC identified Mr. Nakashima and the Nominating and Corporate Governance Committee reviewed Mr. Nakashima’s nomination and credentials. After review, the Committee recommended his candidacy to the full Board of Directors for its review and approval, and the Board unanimously gave that approval.
As illustrated by their biographies and highlighted in the chart on the next page, each of our directors was chosen because his or her background provides the Board with the experience and skillset geared toward helping us succeed. Our directors bring to us strong expertise and myriad backgrounds: longstanding executive operating experience, expertise in the financial services sector, accounting expertise, broad experience in such diverse sectors as oil and gas, mining, investment management, real estate, private equity, communications, media, government and international banking, among others and a meaningful commitment to community and public service. That wealth of knowledge and experience is ideally suited to our Company’s strategies and goals.
2025 Proxy Statement	9

Corporate Governance Matters
Board of Directors Skills and Experience
We believe these skills and experience, which we describe below, allow our directors to provide sound and prudent guidance and effective oversight of the Company.

10	Jefferies Financial Group

Corporate Governance Matters
Biographies of Directors

Linda L. Adamany

INDEPENDENT LEAD DIRECTOR

Director since 2014

COMMITTEES
•
Audit
•
ESG/DEI
•
Nominating and Corporate Governance (Chair)
RELEVANT SKILLS
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Global Business & Operations
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Ms. Adamany’s financial and operating executive experience in multiple industries, as well as her diverse experience serving on various boards, provides us with wise counsel and the perspective of an experienced leader. Ms. Adamany has served as a director of Jefferies since 2014, and has been a director of Jefferies International Limited (our UK business) since March 2021. Ms. Adamany is our Independent Lead Director, Chairs the Nominating and Corporate Governance Committee, and serves as a member of the Audit and ESG/DEI Committees. She also serves as a director and member of the Audit, Nominations, and Risk Committees, and as Chair of the Remuneration Committee of Jefferies International Limited. Ms. Adamany’s additional experience serving on the boards of directors and committees of other public companies, including an ethics committee and audit committee as chair, as well as previous compensation and corporate governance committees experience, qualifies her for service on our Board.
PROFESSIONAL HIGHLIGHTS
Ms. Adamany served in several capacities at BP plc from 1980 until her retirement in August 2007, including from April 2005 until August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resources management of BP plc’s Refining and Marketing business segment. She also served as Executive Assistant to the Group Chief Executive from October 2002 until March 2005 and as Chief Executive of BP Shipping from October 1999 until September 2002.
OTHER ENGAGEMENTS
Ms. Adamany has served as a director of Coeur Mining Inc. since March 2013 and is a member of the Environmental, Health, Safety and Social Responsibility Committee and Chair of the Audit Committee. Coeur Mining Inc. is the largest U.S.-based primary silver and gold producer and is listed on the NYSE. Ms. Adamany also has served as a director of BlackRock Institutional Trust Company, N.A. since March 2018, where she serves as a member of their Audit and Risk Committees. Ms. Adamany serves as a director of Vitesse Energy, Inc., which was spun off to our shareholders in January 2023. Ms. Adamany serves on Vitesse’s Audit, Compensation (Chair) and Nominating, Governance and Environmental and Social Responsibility Committees. From October 2017 through April 2019, Ms. Adamany also served as a director and member of both the Audit Committee and the Safety, Assurance and Business Ethics Committee of Wood plc, a global leader in the delivery of project, engineering and technical services to energy and industrial markets, listed on the London Stock Exchange, following its acquisition of AMEC Foster Wheeler plc. Prior to that time, from October 2012 until October 2017, Ms. Adamany served as a member of the board of directors of AMEC Foster Wheeler plc, and chaired the Health, Safety, Environmental and Reputation Committee and served as a member of the Audit, Nominations & Governance, and Compensation Committees. Ms. Adamany served as a member of the board of directors of National Grid plc from October 2006 until October 2012.
EDUCATION
Ms. Adamany is a C.P.A. and holds a B.S. in Business Administration with a major in Accounting, magna cum laude, from John Carroll University.

2025 Proxy Statement	11

Corporate Governance Matters

Robert D. Beyer

Independent
Director

Director since 2013

Committees
•
Compensation (Co-Chair)
•
Risk and Liquidity Oversight
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Global Business & Operations
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Mr. Beyer’s leadership experience, particularly in risk oversight of financial services businesses, is valuable to our financial services focus and, in particular, Jefferies’ Investment Banking platform. His additional experience as a director of Jefferies Group since November 2018 until its merger with Jefferies in November 2022, as well as serving on the boards of directors and committees of other public and private companies, including Audit, Compensation and Corporate Governance Committees, qualifies him for service on our Board.
Professional Highlights
Mr. Beyer is Chairman of Chaparal Investments LLC, a private investment firm and holding company. He was Executive Chairman of Crescent Acquisition Corp, a special-purpose acquisition company, until its merger with LiveVox Holdings, Inc. in 2021. From 2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, the principal operating subsidiary of TCW.
Other Engagements
Mr. Beyer serves on the boards of the University of Southern California, the Harvard-Westlake School and the Milwaukee Brewers Baseball Club. Mr. Beyer formerly served as a director of LiveVox Holdings, Inc., a NASDAQ listed company, from 2021 to 2023, The Kroger Co., a NYSE listed company, from 1999 to 2019, and The Allstate Corporation, a NYSE listed company, from 2006 to 2016. Mr. Beyer was also formerly a director of Société Générale Asset Management, S.A. and its subsidiary, The TCW Group, Inc.
Education
Mr. Beyer received an M.B.A. from the UCLA Anderson School of Management and a B.S. from the University of Southern California.

12	Jefferies Financial Group

Corporate Governance Matters

Matrice Ellis Kirk

Independent
Director

Director since 2021

Committees
•
ESG/DEI
•
Nominating and Corporate Governance
•
Risk and Liquidity Oversight
Relevant Skills
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Executive Leadership & Management
•
Risk Oversight

Key Qualifications
Ms. Ellis Kirk has extensive experience in the executive search and human capital industry and has a proven commitment to governance and successful team building. Her experience serving on the boards of directors of a diverse set of companies and community organizations qualifies her for service on our Board.
Professional Highlights
Ms. Ellis Kirk is the CEO of Ellis Kirk Group, a full service executive search firm, focusing on governance, succession and building leadership teams. Ms. Ellis Kirk was a Managing Director and a member of the Executive Committee at RSR Partners, an executive search firm from 2014 to 2021. Previously she was with the international executive search firm, Heidrick & Struggles, from 1999 to 2014. From 1996 to 1999, Ms. Ellis Kirk was a director of Spencer Stuart, an executive search firm. Prior to her career in executive search, Ms. Ellis Kirk was a Vice President of Apex Securities, an investment banking firm, from 1992 to 1996. From 1986 to 1992, she was Director of the Office of Management and Budget for Dallas Area Rapid Transit, a regional transit agency, and prior to that, from 1982 to 1986, she held several positions with MBank Dallas, the predecessor of the Dallas office of JPMorgan Chase Bank.
Other Engagements
Ms. Ellis Kirk is the Chair Emeritus of the AT&T Performing Arts Center. She served as the Dallas City Council appointed board Chair of the DFW Airport Authority until March 2022 and resigned from the board in January 2023.
Ms. Ellis Kirk served as a director of ACE Cash Express from December 2005 until October 2006 when ACE Cash Express was acquired by JLL Partners. Ms. Ellis Kirk also served as a director of Chancellor Media, which later became AMFM, Inc., from 1996 until October 1999, when it was acquired by Clear Channel.
Education
Ms. Ellis Kirk graduated from the University of Pennsylvania with a degree in Economics.

2025 Proxy Statement	13

Corporate Governance Matters

Brian P. Friedman

President

Director since 2013

Committees
•
None
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight
•
Global Business & Operations

Key Qualifications
As our President for over eleven years and a long-standing executive officer of Jefferies Group, Mr. Friedman brings managerial, strategic, transactional and investing experience in a broad range of businesses and, most significantly, in financial services. His additional extensive experience serving on the boards of directors of both public and private companies qualifies him for service on our Board.
Professional Highlights
Mr. Friedman has served as a director and our President since March 2013 and served as a director and executive officer of legacy Jefferies Group since July 2005 until its merger with Jefferies in November 2022. Since 1997, Mr. Friedman has also served as President of Jefferies Capital Partners (formerly, FS Private Investments), a private equity fund management company controlled by Mr. Friedman in which we have an ownership interest, and that is in the process of completing the wind down of its last legacy investment. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his seventeen years with Furman Selz and its successors, Mr. Friedman was an attorney with Wachtell, Lipton, Rosen & Katz.
Stock Ownership
Since Mr. Friedman became an executive officer of the Jefferies Group and as President of Jefferies, approximately 71% of his direct compensation has consisted of non-cash, equity-related securities generally vesting over three to five years. Pro forma for all earned and unearned deferred shares and options, and assuming that performance goals relating to performance-based awards are achieved at target levels, Mr. Friedman would own 7,183,843 shares, representing approximately 3.4% of our outstanding shares.
Other Engagements
Mr. Friedman serves as a director of Vitesse Energy, Inc. which was spun off to our shareholders in January 2023. As a result of his historic management of various private equity funds and the significant equity positions those funds held in their portfolio companies, Mr. Friedman served on a large number of boards of directors of such private and public portfolio companies. Mr. Friedman also served as our representative on the boards of Fiesta Restaurant Group from 2012 through April 2021 and HomeFed Corporation from 2014 to July 2019.
Mr. Friedman is also engaged in a range of philanthropic efforts personally and through his family foundation, and serves as the Co-Chairman of the Board of Strive, a workforce training effort, and a Board Member of the HC Leukemia Foundation.
Mr. Friedman also serves as the Co-Chair of the Global Diversity Council at Jefferies.
Education
Mr. Friedman received a J.D. from Columbia Law School and a B.S. in Economics, summa cum laude, and M.S. in Accounting from The Wharton School, University of Pennsylvania.

14	Jefferies Financial Group

Corporate Governance Matters

MaryAnne
Gilmartin

Independent
DIRECTOR

Director since 2018

Committees
•
Compensation
•
ESG/DEI (Chair)
•
Nominating and Corporate Governance
•
Risk and Liquidity Oversight
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Executive Leadership & Management
•
Risk Oversight

Key Qualifications
Ms. Gilmartin’s tenure as a director since 2018, and as a director of Jefferies Group from March 2014 until its merger with Jefferies in November 2022, provides us with continued oversight of our financial services businesses. Her broad executive management experience, consulting roles and entrepreneurial spirit qualifies her for service on our Board.
Professional Highlights
Ms. Gilmartin is the Founder and Chief Executive Officer of MAG Partners LP, a real estate development company she founded in 2018. MAG Partners LP has a $1 billion development pipeline in New York, including RUBY at 243 W. 28th St, a mixed-income residential building designed by COOKFOX. In addition, MAG Partners LP is developing two other residential buildings in New York City, 335 Eighth Avenue and 300 East 50th St., as well as a boutique office building at 122 Varick Street. In partnership with Sagamore Ventures, Goldman Sachs Asset Management and MacFarlane Partners, MAG Partners is leading the development of Baltimore Peninsula, a 235-acre masterplan in Baltimore, Maryland. From 2020-2021, Ms. Gilmartin also served as interim Chief Executive Officer and Chair of the Board of Directors of Veris Residential Inc. (formerly Mack-Cali Realty Corporation). She was on the board of directors for the company from June 2019 to June 2021.
Previously, Ms. Gilmartin was the Chief Executive Officer and President of Forest City Ratner Companies from April 17, 2013 until January 2018, where she oversaw a period of game-changing, ground-up development and managed its multimillion square foot residential, commercial and retail portfolio. In her tenure at Forest City Ratner Companies, Ms. Gilmartin spearheaded the development of some of the most high-profile real estate projects in New York City. Ms. Gilmartin led the efforts to build Barclays Center, the state-of-the-art sports and entertainment venue and the centerpiece of the $4.9 billion, 22-acre mixed-use Pacific Park Brooklyn development. Ms. Gilmartin also oversaw the development of The New York Times Building, designed by world-renowned architect Renzo Piano; New York by Gehry, designed by award-winning architect Frank Gehry; and the Tata Innovation Center at Cornell Tech, a new office building that is a first-of-its-kind space for tech innovation, designed by Weiss/Manfredi on Roosevelt Island.
Other Engagements
Ms. Gilmartin is a civic leader in the New York metropolitan area serving as Chair Emeritus of the Downtown Brooklyn Partnership, member of the Executive Committee of The Brooklyn Academy of Music, member of the New York Public Radio Board of Trustees, and member of the Executive Committee and Board of Governors of The Real Estate Board of New York. At Columbia University, Ms. Gilmartin is part of the Industry Advisory Board of the MS Real Estate Development Program, as well as a member of the real estate advisory board in the Center for AI in Business Analytics & FinTech.
Education
Ms. Gilmartin graduated with a B.A. in Political Science (summa cum laude and Phi Beta Kappa) and a Master of Public Administration, both from Fordham University.

2025 Proxy Statement	15

Corporate Governance Matters

Richard B.
Handler

CHIEF EXECUTIVE OFFICER

Director since 2013

Committees
•
None
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Global Business & Operations
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Going on his 25th year as Jefferies’ Chief Executive Officer, including of the predecessor company Jefferies Group and the period following its combination with Leucadia, Mr. Handler has the managerial and investing experience vital to leading all our businesses. His extensive experience leading our and Jefferies Group’s Boards and his years of managerial leadership qualify him for service on our Board.
Professional Highlights
Mr. Handler was with Jefferies Group since 1990 and served as its CEO since 2001, and Chairman since 2002, making him the longest serving CEO on Wall Street. Mr. Handler has served as a director and as Chief Executive Officer of Jefferies since 2013. Prior to Jefferies, Mr. Handler worked at Drexel Burnham Lambert in the High Yield Bond department.
Stock Ownership
Since becoming CEO of Jefferies Group and as CEO of Jefferies, approximately 68% of Mr. Handler’s direct compensation has consisted of non-cash, equity-related securities generally vesting over three to five years. Including all earned and unearned deferred shares and options, and assuming that performance goals relating to performance-based awards are achieved at target levels, Mr. Handler would own 18,823,584 shares, representing approximately 8.6% of our outstanding shares.
Other Engagements
Mr. Handler previously served as a Director, Co-Chairman and President of Landcadia Holdings II, Inc., from 2019 to 2020, a Director, Co-Chairman and President of Landcadia Holdings III, Inc. from 2020 to 2021, and a Director, Co-Chairman and President of Landcadia Holdings IV, Inc. from 2021 to 2024.
Mr. Handler is Chairman and CEO of the Handler Family Foundation, a non-profit organization that focuses on philanthropic areas, including providing four-year all-inclusive fully paid college educations each year to 15 of the most talented and deserving students coming from challenging backgrounds and circumstances. The Foundation also works to protect the environment by protecting endangered species, primarily endangered wolves.
Mr. Handler also serves as Co-Chair of the Global Diversity Council at Jefferies.
Education
Mr. Handler received an M.B.A. from Stanford University in 1987 and a B.A. in Economics (magna cum laude, High Distinction) from the University of Rochester in 1983, where he now serves as Chairman of the Board of Trustees.

16	Jefferies Financial Group

Corporate Governance Matters

Thomas W. Jones

Independent
Director

Director since 2022

Committees
•
Audit
•
ESG/DEI
•
Nominating and Corporate Governance
•
Risk and Liquidity Oversight (Chair)
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Global Business & Operations
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Mr. Jones has a proven track record as a business leader with significant background in the financial services industry. His experience in senior leadership positions along with serving on the boards of directors of private and public companies, as well as educational institutions, qualifies him for service on our Board.
Professional Highlights
Mr. Jones was Founder and Senior Partner of TWJ Capital, an investment firm, from 2005 until his retirement in December 2024. Mr. Jones is former Chairman and Chief Executive Officer of Global Investment Management at Citigroup, and former Chairman and Chief Executive Officer of Citigroup Asset Management with approximately $500 billion assets under management. Mr. Jones was appointed asset management CEO in August 1997, and sector CEO in August 1999, and continued in that capacity until October 2004. This business sector included Citigroup Asset Management, Citigroup Alternative Investments, Citigroup Private Bank, and Traveler’s Life & Annuity.
Prior to joining Citigroup, Mr. Jones was Vice Chairman and Director of TIAA-CREF since 1995, President and Chief Operating Officer from 1993 to 1997, and Executive Vice President and Chief Financial Officer from 1989 to 1993. Mr. Jones was Senior Vice President and Treasurer and held other positions with John Hancock Mutual Life Insurance Company from 1982 to 1989, and spent the previous eleven years in public accounting and management consulting primarily with “Big 8” public accounting firm Arthur Young & Company (predecessor firm to Ernst & Young). Mr. Jones is a Certified Public Accountant.
Other Engagements
Mr. Jones is a Director of Assured Guaranty Ltd. and serves on their Audit, Compensation (Chair), and Nominating and Corporate Governance Committees. Mr. Jones is Trustee Emeritus of Cornell University. Past board positions include Vice Chairman of Federal Reserve Bank of New York, and director of Altria Group, Freddie Mac, Fox Entertainment Group, Travelers Group, Pepsi Bottling Group, TIAA-CREF, Eastern Enterprises, Thomas & Betts Corporation, Howard University, Investment Company Institute, and Economic Club of New York.
Education
Mr. Jones holds a Bachelor of Arts and Masters of Science degrees from Cornell University, and a Masters of Business Administration degree from Boston University. Mr. Jones has been awarded honorary doctoral degrees by Howard University, Pepperdine University, and College of New Rochelle.

2025 Proxy Statement	17

Corporate Governance Matters

Jacob M. Katz

Independent
Director

Director since 2018

Committees
•
Audit (Chair)
•
ESG/DEI
•
Risk and Liquidity Oversight
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Global Business & Operations
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Mr. Katz, a director of Jefferies since 2018, and Jefferies Group from September 2016 until its merger with Jefferies in November 2022, and a director of Jefferies International Limited (our UK business) since November 2017, brings broad and extensive oversight to our financial services business as a result of his executive management and leadership skills gained as the national managing partner and global leader of a financial accounting firm, as well as his extensive financial knowledge and experience. His additional experience serving on the boards of directors and committees of both public and private companies, including audit committees and a finance committee, qualifies him for service on our Board.
Professional Highlights
Mr. Katz was the national managing partner and global leader of financial services at Grant Thornton LLP, a member firm of one of the world’s leading organizations of independent audit, tax and advisory firms, from 2013 until his retirement in July 2016. Mr. Katz was employed by Grant Thornton for nearly 40 years, during which time he led Grant Thornton’s financial services practice for approximately 20 years. He held various other leadership roles at Grant Thornton, including as the Northeast region managing partner from 2010 to 2013, as the New York office managing partner from 2003 to 2013 and as a member of the firm’s partnership board from 1999 to 2012, holding the title of chairman of the board for much of that time.
Other Engagements
Mr. Katz Chairs the Risk Committee and also serves as a member of the Audit, Nominations and Remuneration Committees of Jefferies International Limited. He served on the board of Herc Holdings Inc., a NYSE listed equipment rental supplier for five years, and was the Audit Committee Chair at the company for part of his term.
Mr. Katz is an advisor to private companies, including a Board Advisor of a data solutions and protection company, and has served on the boards of various not for profit organizations. Mr. Katz is a member of The National Association of Corporate Directors. Mr. Katz also served for a number of years on the Global Public Policy Committee (GPPC) Bank Working Group, the global forum of representatives from the six largest international accounting networks.
Education
Mr. Katz is a C.P.A. and received an M.B.A. in taxation from the City University of New York and a B.A. in accounting from Brooklyn College.

18	Jefferies Financial Group

Corporate Governance Matters

Toru Nakashima

SMFG DIRECTOR
President and group ceo

Director since 2024

Committees
None
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Global Business & Operations
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Mr. Nakashima was appointed to Jefferies’ Board of Directors effective August 2024, pursuant to the April 2023 Exchange Agreement between Jefferies and Sumitomo Mitsui Banking Corporation (SMBC). The appointment of Mr. Nakashima further strengthens the Strategic Alliance between Jefferies and Sumitomo Mitsui Financial Group, Inc. (SMFG), SMBC, SMBC Nikko Securities Inc., and SMBC Nikko Securities America Inc., collectively, the SMBC Group, first announced in 2021 and then further expanded in 2023 and 2024. Mr. Nakashima’s leadership experience, significant background in the financial services industry, along with serving on the boards of directors of private and public companies, qualifies him for service on our Board.
Professional Highlights
Mr. Nakashima has served as the Director President and Group Chief Executive Officer of SMFG since December 2023 and is a member of its Management Committee. Mr. Nakashima simultaneously served as Deputy President and Executive Officer, Co-Head of Wholesale Business Unit at SMFG and Director and Deputy President, Head of Global Corporate Banking Division at SMBC, each since April 2023. In June 2019, Mr. Nakashima became a Director and Senior Managing Executive Officer, Group CFO and Group CSO of SMFG and Director and Senior Managing Executive Officer of SMBC. He has held various positions at SMFG and SMBC since 1986.
Other Engagements
Mr. Nakashima served as a director of SMBC Nikko Securities Inc. from 2019 to 2023, Sumitomo Mitsui Finance and Leasing Company, Limited from 2019 to 2023, densai.net Co., Ltd. from 2020 to 2021, SMBC Trust Bank Ltd. from 2022 to 2023, and Taiju Life Insurance Company Limited from 2022 to 2024.
Education
Mr. Nakashima graduated with a B.A. in Engineering from the University of Tokyo and a Master of Business Administration from the Amos Tuck School of Business, Dartmouth College where he was an Edward Tuck Scholar.

2025 Proxy Statement	19

Corporate Governance Matters

Michael T. O’Kane

Independent
Director

Director since 2013

Committees
•
Compensation
•
Nominating and Corporate Governance
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Executive Leadership & Management
•
Risk Oversight

Key Qualifications
Mr. O’Kane’s years as a director of Jefferies Group from January 2006 through April 2014, and again from 2018 until its merger with Jefferies in November 2022, and as a director of Jefferies since 2013, as well as his managerial and investing experience in the financial sector, particularly in the area of asset management, brings oversight to our merchant banking and financial services businesses. His additional experience serving on the boards of directors and committees of both public and private companies qualifies him for service on our Board.
Professional Highlights
From 1986 to 2004, Mr. O’Kane served in various capacities for TIAA, first as a Managing Director – Private Placements from 1986 to 1990, then as Managing Director – Structured Finance from 1990 to 1996 and finally as Senior Managing Director – Securities Division from 1996 to 2004, when he was responsible for approximately $120 billion of fixed income and $3.5 billion of private equity assets under management.
Other Engagements
Mr. O’Kane served on the Board of Directors of Assured Guaranty, until he retired in May 2022. During his tenure at Assured Guaranty, he served on its Audit Committee, as Chair of its Finance Committee and as a member of its Risk Oversight Committee. In addition, Mr. O’Kane served on the Board of Trustees of Scholarship America, a non-profit company engaged in providing scholarships for young students to attend college, from 2001 to 2006. Mr. O’Kane was also the Chief Financial Officer of Motor Coils Manufacturing Company during 1984 and 1985.
Education
Mr. O’Kane received an M.B.A. in Finance from Rutgers Graduate School of Business and an A.B. in Economics from Lafayette College.

20	Jefferies Financial Group

Corporate Governance Matters

Joseph S.
Steinberg

Chairman

Director since 1978

Committees
•
None
RELEVANT SKILLS
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Global Business & Operations
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Our Chairman, with 45 years of executive leadership experience and ownership of over 10% of Jefferies common stock, has the requisite managerial and investing experience necessary to continue as one of our senior executives. Beginning in 2008, Mr. Steinberg served as a director of the legacy Jefferies Group and continued after the merger with Leucadia National Corporation in 2013, until today. His extensive experience with our portfolio companies and investments and experience on boards of directors and committees of both public and private companies qualifies him for service on our Board.
Professional Highlights
Mr. Steinberg has served as a director since December 1978, our Chairman since March 2013, and was our President from January 1979 until March 2013.
Other Engagements
Mr. Steinberg serves on the Board of Directors of Crimson Wine Group, Ltd., which was spun off to our shareholders in February 2013. Mr. Steinberg serves as a director of Vitesse Energy, Inc., which was spun off to our shareholders in January 2023. Mr. Steinberg served on the Board of Directors of Pershing Square Tontine Holdings, Ltd, a special-purpose acquisition company, from July 2020 until 2022.
Previously, he served as our representative as a board member at HRG Group from 2014 to 2018, HomeFed Corporation and Spectrum Brands Holdings, Inc. through 2019 and Fidelity & Guaranty Life from 2015 to 2017.
Education
Mr. Steinberg received an M.B.A. from Harvard Business School and an A.B. in Government from New York University.

2025 Proxy Statement	21

Corporate Governance Matters

Melissa V. Weiler

Independent
Director

Director since 2021

Committees
•
Audit
•
Compensation (Co-Chair)
•
Risk and Liquidity Oversight
Relevant Skills
•
Audit & Financial Expertise
•
Corporate Strategy & Business Development
•
Corporate Governance
•
Ethics/Social Responsibility Oversight
•
Financial Services
•
Executive Leadership & Management
•
Mergers & Acquisitions
•
Risk Oversight

Key Qualifications
Ms. Weiler has more than 35 years of experience in the credit markets and is a strategic thinker and business leader. Ms. Weiler’s business background in senior management positions and experience serving on the boards of directors and committees of other public and private companies, including nominating and governance, compensation, and audit committees, qualifies her for service on our Board.
Professional Highlights
Ms. Weiler was formerly a Managing Director and a member of the Management Committee of Crescent Capital Group, a Los Angeles-based asset management firm (Crescent), where she served from January 2011 until she retired in December 2020. During that time, Ms. Weiler was responsible for the oversight of Crescent’s CLO management business from July 2017 through December 2020 and managed several multi-strategy credit funds from January 2011 through June 2017. During her tenure at Crescent, she also served on the Risk Management and Diversity & Inclusion committees. From October 1995 to December 2010, Ms. Weiler was a Managing Director at Trust Company of the West, a Los Angeles-based asset management firm (TCW). At TCW, she managed several multi-strategy credit funds from July 2006 to December 2010 and served as lead portfolio manager for TCW’s high-yield bond strategy from October 1995 to June 2006.
Other Engagements
Ms. Weiler serves as a director of the Board of Blue Owl’s business development companies (BDCs): Blue Owl Capital Corporation, formerly Owl Rock Capital Corporation, a NYSE listed specialty finance company focused on providing direct lending solutions to middle market companies, Blue Owl Capital Corporation II, Blue Owl Technology Finance Corp. I and II, Blue Owl Technology Income Corp., and Blue Owl Core Income Corp. Ms. Weiler is also a member of the Nominating and Corporate Governance and Audit Committees for all six Blue Owl boards, as well as a member of the Compensation Committee for Blue Owl Capital Corporation. Ms. Weiler also served on the Board and was a member of the Compensation Committee of Blue Owl Capital Corporation III until its merger with Blue Owl Capital Corporation in January 2025.
Ms. Weiler is a member of the Cedars-Sinai Board of Governors.
Education
Ms. Weiler holds a B.S. in Economics from the Wharton School at the University of Pennsylvania.

22	Jefferies Financial Group

Corporate Governance Matters
Board Skills & Experience and Demographic Matrix

	Linda Adamany	Robert Beyer	Matrice Ellis Kirk	Brian Friedman	MaryAnne Gilmartin	Richard Handler	Thomas Jones	Jacob Katz	Toru Nakashima	Michael O’Kane	Joseph Steinberg	Melissa Weiler
Skills & Experience
Audit & Financial Expertise	•	•		•	•	•	•	•	•	•	•	•
Corporate Strategy & Business Development	•	•	•	•	•	•	•	•	•		•	•
Corporate Governance	•	•	•	•	•	•	•	•	•	•	•	•
Ethics/Social Responsibility Oversight	•	•	•	•	•	•	•	•	•	•	•	•
Financial Services (Incl. Asset Management & Investment Banking)	•	•	•	•	•	•	•	•	•	•	•	•
Global Business & Operations	•	•		•		•	•	•	•		•
Executive Leadership & Management	•	•	•	•	•	•	•	•	•	•	•	•
Mergers & Acquisitions	•	•		•		•	•	•	•		•	•
Risk Oversight	•	•	•	•	•	•	•	•	•	•	•	•
Demographic Background
Years on Board	11	12	4	12	6	12	3	6	1	12	46	4
Gender
Male
Female
Age
As of February 10, 2025	72	65	63	69	60	63	75	72	61	79	81	60
Race/Ethnicity
African American/Black
Asian, Hawaiian, or Pacific Islander
White/Caucasian
Hispanic/Latino
Native American
Other
Number of Non-Portfolio Company Outside Public Boards	3	0	0	1	0	0	1	0	1	0	2	1

2025 Proxy Statement	23

Corporate Governance Matters
Board Diversity
We remain committed to ensuring women and minority candidates are among every pool of individuals from which new Board nominees are chosen, as well as considering diverse candidates from nontraditional venues. Our four most recent director appointments to the Board all embody diverse backgrounds.
Linda Adamany, as our Independent Lead Director and Chair of the Nominating and Corporate Governance Committee, has made clear her ongoing commitment to diversity. The Nominating and Corporate Governance Committee considers nominee candidates through:

1	2	3
Suggestions from our Board and senior management	Hiring third-party search firms as needed	Reviewing candidates proposed by shareholders in the same manner we evaluate candidates proposed by our Board or senior management

“To fulfill its purpose, the Committee shall… add women and minority candidates to each pool of individuals from which new Board nominees are chosen and consider diverse candidates from nontraditional venues.”
Jefferies Nominating and Corporate Governance Committee charter
We plan to continue the progress made to date through our policy of recruiting diverse director nominee candidates.
The Nominating and Corporate Governance Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of our business and a reputation for integrity. Our director refreshment over the last several years has resulted in a group of independent directors with gender and ethnic diversity, low average tenure, and significant experience. We intend to maintain and leverage those attributes as we move forward.

(1)	Four female directors (including one African American), one Asian male director, and one African American male director.
24	Jefferies Financial Group

Corporate Governance Matters

THE BOARD’S RISK OVERSIGHT
Our Board of Directors is responsible for the general oversight of all matters that affect us, including the myriad risks impacting Jefferies. Our Board fulfills its oversight role through the operations of its various committees. Our Board receives periodic reports on its committees’ activities.

To increase the scope of the Board’s risk oversight responsibilities, Jack Katz, the Chair of our Audit Committee, and
Linda Adamany, our Lead Independent Director and the Chair of our Nominating and Corporate Governance Committee, also serve on the Board of Jefferies International Limited to give them greater visibility and insights regarding our global operations.

AUDIT COMMITTEE

Our Board’s Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. The Audit Committee receives reports from our Chief Financial Officer, our internal audit department and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, internal control over financial reporting, critical accounting estimates, and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions. The Audit Committee also reviews the audit plan, including the risk-based approach to its development. Our Audit Committee also oversees our Related Person Transaction Policy.

RISK AND LIQUIDITY OVERSIGHT COMMITTEE

Our Board’s Risk and Liquidity Oversight Committee assists the Board in its oversight of the Company’s enterprise risk management, and capital, liquidity and funding guidelines and policies. Risk assessment and risk management are the responsibility of the Company’s management. The Committee’s responsibility is one of oversight and review. The Committee reviews and approves annually the Company’s risk management framework and overarching risk appetite statements. The Committee also reviews the Company and its business units’ major risk exposures, including exposure to cybersecurity risk and the Company’s plans and programs to mitigate and respond to IT, cybersecurity, and privacy risks and data breaches, as well as the steps management has taken to monitor and control such exposures. The Committee also reviews reports regarding significant new product risks, emerging risks and regulatory matters.

ESG/DEI COMMITTEE

Our Board’s ESG, Diversity, Equity and Inclusion (ESG/DEI) Committee provides oversight and input to our management on risks, policies and strategies related to sustainability, climate change, corporate social responsibility and diversity, equity and inclusion. The Committee monitors our performance with respect to these matters, as well as our progress against our Corporate Social Responsibility Principles. In performing this oversight role, the ESG/DEI Committee considers our continuing commitment to sustainable economic development and the impact our businesses have on the world. The ESG/DEI Committee also has oversight responsibility for our efforts to drive diversity and inclusion internally at Jefferies and externally in the communities in which we operate.

2025 Proxy Statement	25

Corporate Governance Matters
Board Structure
Lead Director Position and Duties
Ms. Adamany was selected by the Board as our Independent Lead Director of the Board beginning on March 28, 2022.

OUR CORPORATE GOVERNANCE GUIDELINES PROVIDE THAT OUR LEAD DIRECTOR:

Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board, and has the authority to call meetings of the independent members of the Board

Serves as liaison between the Chairman of the Board and the independent members of the Board, and provides the Chairman of the Board, the Chief Executive Officer, and the President with feedback from executive sessions of the independent members of the Board

Reviews and approves the information to be provided to the Board

Reviews and approves meeting agendas and coordinates with management to develop such agendas

Approves meeting schedules to assure there is sufficient time for discussion of all agenda items

If requested by major shareholders, ensures that he or she is available for consultation and direct communication

Interviews, along with the chair of the Nominating and Corporate Governance Committee, all Board candidates and makes recommendations to the Nominating and Corporate Governance Committee and
the Board

Provides input relating to the membership of various Committees of the Board and the selection of the Chairs of such Committees

Consults with the Chairs of each Board Committee and solicits their participation in performing the duties described above

Performs such other functions and responsibilities as requested by the Board from time to time

Director Independence
In accordance with our Corporate Governance Guidelines, available on our website, www.Jefferies.com, our Board undertook its annual review of director independence. During this review, our Board considered all transactions and relationships between us and each nominee for director or any member of such person’s immediate family. The purpose of this review is to determine whether any relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent.
Other than the SMBC nominee, Mr. Nakashima, our Board affirmatively determined that each of our non-employee director nominees is independent with respect to board service and service on each of the committees on which they sit. In making this determination, our Board reviewed the corporate governance rules of the NYSE, the principal exchange on which our shares are traded, and considered commercial, charitable, family and other relationships that directors or members of their immediate family have or have had with us. In addition, for our Audit Committee members, our Board also considered the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act) and for our Compensation Committee members, the requirements of Rule 303A.05 of the NYSE Listed Company Manual.
Our Board also considered that certain Board members share directorships on unaffiliated third-party boards, and has determined that these relationships are not material relationships and, therefore, do not affect our Board’s determination of director independence.
26	Jefferies Financial Group

Corporate Governance Matters
Executive Sessions
Our independent directors meet regularly in executive session outside the presence of management. No formal Board action may be taken at any executive session. Our Independent Lead Director presides over each executive session and has the authority to call such meetings.
Directors and Board Committees
Our Board has standing Audit, Compensation, ESG/DEI, Nominating and Corporate Governance, and Risk and Liquidity Oversight Committees, each of which has adopted a written charter that is available on our website at www.Jefferies.com.
Mr. Nakashima was appointed to our Board on August 12, 2024. Ms. Weiler was appointed Co-Chair of the Compensation Committee, effective January 8, 2025.

Board of Directors

All of our director nominees then serving at the 2024 Annual Meeting of Shareholders attended at least 75% of the meetings of our Board of Directors and Committees on which they served during fiscal 2024.

All of our Board members then serving attended our 2024 shareholder meeting, although we do not have a policy requiring director attendance.
KEY RESPONSIBILITIES
•  Evaluate our performance, plans and prospects
•  Supervise and direct the management of the Company in the interest and for the benefit of our shareholders
•  Manage succession planning of our executives
•  Designate Board committee members
•  Oversee additional risks related to human capital management

EIGHT MEETINGS IN FISCAL 2024 BOARD OF DIRECTORS CHAIR Joseph S. Steinberg INDEPENDENT LEAD DIRECTOR Linda L. Adamany MEMBERS
Linda L. Adamany Robert D. Beyer Matrice Ellis Kirk Brian P. Friedman MaryAnne Gilmartin Richard B. Handler	Thomas W. Jones Jacob M. Katz Toru Nakashima Michael T. O’Kane Joseph S. Steinberg Melissa V. Weiler

2025 Proxy Statement	27

Corporate Governance Matters

Audit Committee

Our Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as our independent external auditor for fiscal 2025. This will be Deloitte’s eighth consecutive year auditing the Company.
The Audit Committee is responsible for the audit fee negotiations associated with our retention of Deloitte. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm.
In conjunction with the mandated rotation of our audit firm’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of our audit firm’s new lead engagement partner.
The members of the Audit Committee and our Board believe that the retention of Deloitte to serve as our independent external auditor is in the best interests of Jefferies and our shareholders.
At the conclusion of each regular session of the Audit Committee, the Committee conducts an executive session with Internal Audit representatives and then with representatives of Deloitte, after which the Committee conducts an executive session among only independent directors.
KEY RESPONSIBILITIES
•  Oversee our financial statements, internal audit function and internal control over financial reporting
•  Oversee our independent auditors and our audit, approve all services to be provided by our independent auditors and determine whether to retain or terminate our independent auditors
•  Assist our Board and management with oversight of legal and regulatory compliance
•  Oversee compliance with our Code of Business Practice
•  Prepare the Audit Committee Report required under SEC rules
•  Establish procedures for managing complaints about accounting, internal accounting controls or auditing matters
•  Review and approve related-person transactions

EIGHT MEETINGS IN
FISCAL 2024
CHAIR
Jacob M. Katz
MEMBERS
Adamany, Jones, Katz, Weiler

Our Board determined that each member of the Audit Committee, including Mr. Katz, the Chairman, is qualified as an audit committee financial expert within the meaning of regulations of the SEC, thereby satisfying the financial literacy and accounting or related financial management expertise requirements of the listing standards of the NYSE.

28	Jefferies Financial Group

Corporate Governance Matters

Compensation Committee

Among other responsibilities, our Compensation Committee considers whether our compensation policies and practices properly reward employees for prudent risk taking. Our Compensation Committee has determined that our compensation policies and practices are reasonably designed for the benefit of our stakeholders. Our Compensation Committee members were never employed by us nor served as an officer for us. During fiscal 2024, none of our executive officers served on any compensation committee or other board committee performing equivalent functions of another entity, one of whose executive officers was a member of our Board of Directors or a member of our Compensation Committee.
Mr. Beyer and Ms. Weiler were appointed Co-Chairs of the Compensation Committee, effective January 8, 2025.
KEY RESPONSIBILITIES
•  Set the compensation of our executive officers
•  Review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate their performance and approve their compensation payout
•  Oversee senior management in establishing our general compensation philosophy, and oversee the development and implementation of executive compensation programs, including our incentive compensation plans and equity-based plans
•  Oversee regulatory and legal compliance with respect to executive compensation matters
•  Administer and interpret any policy relating to the recovery of incentive-based compensation awarded to executive officers
•  Retain, evaluate and review the advice of the Compensation Committee’s independent compensation consultant
•  Review annually executive peer group compensation information of comparable Companies
•  Prepare the Compensation Committee Report and approve the “Compensation Discussion and Analysis” on pages 39 – 62

FOUR MEETINGS IN FISCAL 2024 CO-CHAIRS Robert D. Beyer Melissa V. Weiler MEMBERS Beyer, Gilmartin, O’Kane, Weiler
2025 Proxy Statement	29

Corporate Governance Matters

ESG/DEI Committee

The ESG/DEI Committee oversees the environmental, social and governance matters arising from our business, as well as how Jefferies broadens its diversity in the workforce and helps to address social issues in the communities in which we operate. The Committee reviews how management takes all such matters into account as they lead our operations.
KEY RESPONSIBILITIES
•  Provide oversight and input to our management on risks, policies and strategies related to sustainability, climate change, corporate social responsibility and diversity, equity and inclusion
•  Consider and provide input to management on social, political and environmental trends in public policy, regulation and legislation and consider additional corporate social responsibility actions in response to such issues
•  Monitor our progress against our Corporate Social Responsibility Principles
•  Review the Company’s significant human capital strategies and initiatives
•  Provide input to the Nominating and Corporate Governance Committee regarding Board diversity initiatives
•  Oversee and evaluate management’s efforts to mitigate our impact on environmental and social issues
•  Oversee and evaluate management’s efforts to increase the diversity of the Jefferies workforce and promote an environment of inclusion, and work with outside consultants on such topics
•  Oversee and evaluate management’s efforts to react and respond to social issues affecting Jefferies and the communities in which we operate

THREE MEETINGS IN FISCAL 2024 CHAIR MaryAnne Gilmartin MEMBERS Adamany, Ellis Kirk, Gilmartin, Jones, Katz

30	Jefferies Financial Group

Corporate Governance Matters

Nominating and Corporate Governance Committee

A key function of our Nominating and Corporate Governance Committee is to assist our Board by identifying qualified Board candidates and recommending candidates to our Board who will be instrumental to our growth and success. As noted earlier, the Committee takes into consideration such factors as it deems appropriate, which may include:
•
Judgment, skill, diversity, experience with businesses and other organizations of comparable size
•
The interplay of the candidate’s experience with the experience of other Board members
•
Extent to which the candidate would be a desirable addition to our Board and its Committees
To identify and recruit qualified candidates for the Board, the Nominating and Corporate Governance Committee has previously utilized the services of professional search firms and/or sought referrals from other members of the Board, management, stockholders and other sources. After conducting an initial evaluation of a candidate, one or more members of the Nominating and Corporate Governance Committee will interview that candidate if the committee believes the candidate might be suitable to be a director and may ask the candidate to meet with other directors and management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board of Directors that candidate’s election

Our Nominating and Corporate Governance Committee will review all candidates for director (including nominees for director pursuant to our proxy access bylaw) in the same manner, regardless of the source of the recommendation. Candidates recommended by our shareholders will be considered in accordance with the requirements for such recommendations. See “Important Information for our Shareholders — Shareholder Proposals and Director Nominations for 2026” for additional details
KEY RESPONSIBILITIES
•
Recommend individuals to our Board for nomination, election or appointment as members of our Board
•
Oversee the evaluation and refreshment of Board
•
Oversee the evaluation and succession planning of management
•
Establish and oversee our corporate governance and compliance with our corporate governance guidelines
•
Review and recommend to our Board any changes in director compensation

TWO MEETINGS IN FISCAL 2024 CHAIR Linda L. Adamany MEMBERS Adamany, Ellis Kirk, Gilmartin, Jones, O’Kane
2025 Proxy Statement	31

Corporate Governance Matters

Risk and Liquidity Oversight Committee

The purpose of the Risk and Liquidity Oversight Committee is to assist the Board in its oversight of the Company’s enterprise risk management, and capital, liquidity and funding guidelines and policies.
Risk assessment and risk management are the responsibility of the Company’s management. The Committee’s responsibility is one of oversight and review.
KEY RESPONSIBILITIES
•  Oversee Enterprise Risk Management
•  Review and approve annually the Company’s risk management framework and overarching risk appetite statements
•  Review at least quarterly the major risk exposures of the Company and its business units and the steps management has taken to monitor and control such exposures
•  Receive and review reports, as necessary and appropriate, from management, including the Company’s Chief Risk Officer, Treasurer, Head of Internal Audit and Chief Information Officer
•  Receive and review reports, as necessary and appropriate, regarding significant new product risks, emerging risks and regulatory matters related to the Committee’s authority, duties and responsibilities
•  Review periodically the Company’s business continuity planning
•  Receive and review reports, at least semi-annually, regarding the Company’s exposure to cybersecurity risk and the Company’s plans and programs to mitigate and respond to IT, cybersecurity, and privacy risks and data breaches
•  Oversee capital, liquidity and funding planning
•  Review and approve annually (and periodically when material changes are proposed) the Company’s capital, liquidity and funding guidelines and policies
•  Review, at least quarterly, the Company’s capital, liquidity and funding strategy and planning and steps management has taken to manage capital, liquidity and funding against established risk methodologies
•  Review, at least quarterly, the Company’s capital adequacy

FOUR MEETINGS IN FISCAL 2024 CHAIR Thomas W. Jones MEMBERS Beyer, Ellis Kirk, Gilmartin, Jones, Katz, Weiler
32	Jefferies Financial Group

Corporate Governance Matters
Board Practices, Processes and Policies
Corporate Governance Best Practices
We continuously monitor corporate governance best practices, and over the years have made enhancements to strengthen our Board’s independence, reinforce robust risk oversight and bolster alignment, communication and transparency with our shareholders.

CORPORATE SOCIAL
RESPONSIBILITY PRINCIPLES

We are committed to social responsibility, charging management with implementing a process to evaluate our corporate conduct in light of our published Corporate Social Responsibility Principles, which can be found on www.jefferies.com.

ENTERPRISE-WIDE OVERSIGHT

The Chairs of our Audit Committee and Nominating and Corporate Governance Committee (Jack Katz and Linda Adamany) also serve on the board of Jefferies International Limited (our UK entity), serving, respectively, on the Audit, Nominations and Remuneration Committees (Katz) and the Audit, Nominations, Risk and Remuneration Committees (Adamany).

ESG/DEI COMMITTEE

Our Board’s ESG/DEI Committee oversees the Company’s formal ESG assessment, enhancement of our ESG reporting and disclosures, and establishment of ESG roles and responsibilities. The Committee has overseen the measurement and reporting of our Scope 1, Scope 2 and certain Scope 3 emissions to inform future carbon reduction goals. In addition, the Committee oversees Jefferies’ efforts to broaden its diversity in the workforce and its efforts to help address social issues outside Jefferies.
SHAREHOLDER PROXY ACCESS Our shareholders are able to include director nominations in our annual Proxy Statement. The features of our by-laws reflect standard market practice, including:
RISK AND LIQUIDITY
OVERSIGHT COMMITTEE

Our Risk and Liquidity Oversight Committee monitors major risk exposures, including, among others, investment risk, capital risk, funding risk, liquidity risk, IT, cybersecurity and privacy risk, new product and business risk, legal and regulatory risk, environmental risk and reputational risk.

MINIMUM HOLDING PERIODS OF
VESTED EQUITY

We maintain holding periods requiring our CEO and President to hold at least 75% of after-tax shares until the expiration of three years after vesting or until retirement (50% of after-tax shares for all other named executive officers).

INDIVIDUAL DIRECTOR ASSESSMENTS

Our annual Board evaluation process requires individual director assessments, administered by the Chair of the Nominating and Corporate Governance Committee.

BOARD AND COMMITTEE ASSESSMENTS

The Board conducts an annual self- evaluation of its performance and the Audit, Compensation, Nominating and Corporate Governance, Risk and Liquidity Oversight, and ESG/DEI and Inclusion Committees each conduct an annual self-evaluation on committee performance and the performance of each individual director.

3% for 3 years Shareholders holding 3% of our outstanding shares for 3 years may nominate candidates

20% of the Board • Shareholders can aggregate up to 20 holders to meet ownership requirement • Shareholders may nominate at least 2 candidates (or up to 20% of the size of our Board if greater)

Shareholder-submitted nominations that satisfy the requirements in our by-laws are included in our Proxy Statements

CEO AND PRESIDENT STOCK OWNERSHIP GUIDELINES

Our ownership guidelines for our CEO and President require each to accumulate an ownership position in our equity securities with a value equal to at least ten times the executive’s salary.

CEO AND PRESIDENT EVALUATIONS

We maintain a performance evaluation process for our CEO and President that includes self-evaluations and evaluations by the Board and Compensation Committee.

2025 Proxy Statement	33

Corporate Governance Matters

APPOINTMENT OF INDEPENDENT LEAD DIRECTOR

We have a Independent Lead Director, whose responsibilities are clearly delineated in our Corporate Governance Guidelines.

CLAWBACK POLICY

We maintain a policy required by the rules of NYSE, providing that, subject to certain exemptions provided by the NYSE rules, if we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee will seek recovery of any cash- or equity-based incentive compensation (including vesting and unvested equity) paid or awarded to an executive officer, to the extent the compensation was based on erroneous financial data and exceeded what would have been paid under the restatement.

SHAREHOLDER ENGAGEMENT

We engage in rigorous shareholder outreach to better understand shareholder concerns and determine the best path to constructively respond to them. For more information on shareholder engagement in connection with our executive compensation program, see “Executive Compensation — Compensation Discussion and Analysis — Our Say-on-Pay Vote Journey.”

MAJORITY VOTING

We require majority voting in connection with uncontested director elections and maintain a director resignation policy.

PROHIBITION ON HEDGING

We prohibit the hedging of our shares and other securities by our directors, executives and all other employees.

INCREASED DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Corporate Governance Guidelines require each director within five years of joining our Board to accumulate an ownership position in our equity securities with a value equal to five times the director’s annual cash retainer (an increase from the prior requirement of three times the director’s annual cash retainer).

BOARD REFRESHMENT

We take an ongoing approach to Board refreshment, and four of our current twelve directors were added to the Board in the last five years, encouraging fresh perspectives and providing the right set of skills and experience.

Additional information about changes to our compensation policies and practices is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Majority Voting and Director Resignation Policy
Our by-laws require that each director in an uncontested election be elected by the affirmative vote of a majority of the votes cast with respect to such director. Our Corporate Governance Guidelines include a director resignation policy, which provides that, in an uncontested election of directors, any incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast is required to promptly tender his or her resignation to our Board of Directors. A director nominee will have failed to receive the affirmative vote of a majority of votes cast if the number of “against” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions and broker non-votes). An election is considered “uncontested” if the number of director nominees does not exceed the number of directors to be elected.
Our Board will decide, after considering the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject a tendered resignation. The nominee in question will be recused from the recommendation or decision-making process. Our Board’s explanation of its decision will be publicly disclosed within 90 days from the date of publication of the election results. The Nominating and Corporate Governance Committee and our Board of Directors may consider any factor deemed appropriate during this process.
Policy Prohibiting Insider Trading and Related Procedures
We maintain an insider trading policy governing the purchase, sale, and other dispositions of our shares by directors, officers, and employees. A copy of the insider trading policy is filed as an exhibit to our 2024 Annual Report on Form 10-K.
34	Jefferies Financial Group

Corporate Governance Matters
Related Person Transaction Policy
Our Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Our Related Person Transaction Policy applies to the following Related Persons: each of our directors and executive officers, any security holder who is known to own more than five percent of our shares, any immediate family member of any of the foregoing persons, any entity of which one of our directors or executive officers is a director or officer (other than when serving at our request), and any entity of which one of our directors or executive officers has a substantial financial interest (other than through us). Under our Related Person Transaction Policy, a covered transaction includes a transaction or arrangement involving a Related Person in which we are a participant and which would require disclosure in our filings with the SEC as a transaction with a Related Person.
Under our Related Person Transaction Policy, Related Persons must disclose to the Audit Committee any potential covered transaction and must disclose all material facts with respect to such interest. All covered transactions will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In determining whether to approve or ratify such a transaction, the Audit Committee will consider the relevant facts and circumstances which may include factors such as the relationship of the Related Person with us, the materiality or significance of the transaction to us and the Related Person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to us on an arm’s length basis and the impact of the transaction on our business and operations.
Certain Transactions
Prior to the combination of Jefferies and Jefferies Group in 2013, Jefferies Group invested in certain private equity funds (Private Equity Funds) managed by companies controlled by Mr. Friedman and the management companies of the Private Equity Funds (Fund Managers). The Private Equity Funds have not made new investments in over ten years and are close to full liquidation. The Fund Managers serve as the investment advisers of the Private Equity Funds and have varying profit participations and other interests in those funds. Mr. Friedman founded the business of the Fund Managers in 1994, seven years before he became associated with Jefferies Group, and then-Board of Jefferies Group approved these arrangements years prior to consummation of our transaction with Jefferies Group. As of November 30, 2024, Jefferies had investments in the Private Equity Funds of $3.1 million and a remaining undrawn investment commitment of $9.7 million, which is not expected to be drawn. Jefferies also had an investment in the Fund Managers of $27,400 and a remaining undrawn investment commitment of $100,000 as of November 30, 2024. Mr. Friedman, our President, had remaining investments of $1.0 million in the Private Equity Funds and $31,300 in the Fund Managers as of November 30, 2024. We employ two former employees of the Fund Managers who continue to partially work for the Fund Managers under an arrangement Jefferies Group originally entered into with Mr. Friedman and a Fund Manager in 2005 and a related agreement we entered into during 2014. In fiscal year 2024, the Fund Manager reimbursed us approximately $200,000 for the direct and indirect costs attributed to these employees’ work performed for the Fund Managers.
We have employed Thomas E. Tarrant, the brother-in-law of our Chief Executive Officer, as Managing Director, Marketing since 1997, three years before Mr. Handler was appointed CEO of the predecessor entity Jefferies Group. For his services during fiscal year 2024, Mr. Tarrant was paid $282,512.
We have also employed Michael Cagno, the brother of our Controller and Principal Accounting Officer, as Senior Vice President, Information Technology since 2011. For his services during fiscal year 2024, Michael Cagno was paid $335,000.
Messrs. Steinberg and Friedman invested in January 2022 $1.1 million and $1.0 million, respectively, in a syndication offered by our wholly owned subsidiary HomeFed Corporation for a multi-family residential development at one of its real estate sites. The transaction was conducted at an arm’s-length basis, and Messrs. Steinberg and Friedman invested 6.02% of the total third-party capital invested in this transaction and received the same terms as the other investors. In fiscal 2024, there were distributions from the project of $405,911 to Mr. Steinberg and $369,010 to Mr. Friedman.
2025 Proxy Statement	35

Corporate Governance Matters
In June 2024, Mr. Friedman purchased $5 million in principal amount of the subordinated notes tranche of JCP Direct Lending CLO 2024-1 Ltd., a direct lending focused CLO managed by Jefferies Credit Partners. Jefferies Capital Partners is a wholly owned subsidiary of Jefferies Finance. The total subordinated tranche size was $55.2 million. Mr. Friedman received no favorable treatment for the investment and his terms were no better than other investors in the subordinated notes tranche.
The SMBC-Jefferies Strategic Alliance commenced in 2021, focused on U.S. leveraged finance and Japan cross-border M&A. In 2023, it was expanded in the U.S. to broaden the scope of collaboration in M&A advisory services, increase collaboration across the firms’ equities and debt capital markets businesses, and launch a joint coverage model for designated investment grade clients. In 2024, the Strategic Alliance was further extended to cover Europe, the Middle East, Africa (EMEA), and Canada. Initiatives that are part of Jefferies’ global Strategic Alliance with SMFG and SMBC include business referral arrangements, credit facilities between the Company and SMBC entered into in November 2023 and May 2024, of which nothing is currently outstanding, and repurchase agreements between certain of the Company’s subsidiaries and SMBC.
Fiscal 2024 Director Compensation
Director Stock Ownership
Our Board believes our directors should also be shareholders. Our Corporate Governance Guidelines require each director within five years of joining our Board to accumulate an ownership position in our equity securities equal to five times the value of a director’s annual cash retainer (currently a requirement to hold not less than $625,000 worth of our shares). All of our directors who have been on the Board for at least five years have met or exceeded our stock ownership guideline.
FISCAL 2024 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Linda L. Adamany	341,750	205,000	546,750
Robert D. Beyer	155,000	205,000	360,000
Matrice Ellis Kirk	125,000	205,000	330,000
MaryAnne Gilmartin	135,000	205,000	340,000
Thomas W. Jones	135,000	205,000	340,000
Jacob M. Katz	331,750	205,000	536,750
Michael T. O’Kane	125,000	205,000	330,000
Melissa V. Weiler	125,000	205,000	330,000
(1)	Directors who are also our employees do not receive director compensation from us. Mr. Nakashima, the SMBC appointee, also does not receive any director compensation from us.
(2)
Our annual non-employee director compensation for fiscal 2024 consisted of an equity grant in the amount of $205,000, a retainer of $125,000 and additional retainers of $40,000 to the Chair of the Audit Committee and the Lead Independent Director, $30,000 to the Chair of the Compensation Committee, and $10,000 to the Chairs of our other committees. The above amounts for Ms. Adamany and Mr. Katz each include $166,750 for serving as directors of Jefferies International Limited.

(3)
Grant date fair value of equity awards is computed in accordance with GAAP based on the closing price per share of our Common Stock on the grant date. Each independent director elected by our shareholders during our 2024 Annual Meeting of Shareholders received a single equity award of 4,648 shares of restricted stock or deferred shares. Stock awards vest as to one-third of the shares per year, except that the awards are non-forfeitable in the event of termination of service due to death, disability or upon a retirement at or after the age of 65. As of November 30, 2024, unvested equity awards subject to forfeiture were held by Mr. Beyer (17,589), Ms. Ellis Kirk (11,448), Ms. Gilmartin (11,025) and Ms. Weiler (11,448).

36	Jefferies Financial Group

Corporate Governance Matters
Equity Compensation Plan Information
The following table summarizes information regarding our shares under our equity compensation plans as of November 30, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	19,445,305(1)	5.91(2)	15,361,315(3)
Equity compensation plans not approved by security holders	—	—	—
Total	19,445,305(1)	5.91(2)	15,361,315(3)
(1)
Includes shares to be issued upon settlement of 14,380,565 Restricted Stock Units (RSUs) and shares issuable upon exercise of 5,064,740 options under our 2003 Incentive Compensation Plan and Equity Compensation Plan. Of these awards, 5,161,960 RSUs require the achievement of performance goals and/or future service for vesting, and 9,218,605 RSUs have already vested but remain deferred as to settlement. RSUs that require performance conditions to be met for vesting in measurement periods after November 30, 2024 are included based on shares issuable for targeted performance; under these awards, 119,962 additional RSUs would be issued if specified above-target performance levels are fully achieved by performance and service.

(2)	The weighted average exercise price is calculated including RSUs, which effectively have an exercise price of zero. The weighted average exercise price on outstanding options is $22.69.
(3)
Includes 764,383 shares under the 2003 Incentive Compensation Plan that are not issuable for new equity awards but remained issuable as dividend equivalent units on outstanding awards. 14,596,932 shares remained available under the Equity Compensation Plan, which shares may be used for any type of equity award, including restricted stock, RSUs or other full-value awards.

Rate of Equity Award Grants
During fiscal 2024, we granted awards of RSUs and restricted stock covering a total of 1,745,240 shares under our equity plans, representing a rate of equity award grants, or so-called burn rate, of approximately 0.84% of our average outstanding shares. This does not include shares issuable in connection with dividend equivalent units credited in fiscal 2024 or shares purchased under our Employee Stock Purchase Plan or acquired upon deferral of compensation under our Deferred Compensation Plan.
2025 Proxy Statement	37

Executive Compensation

PROPOSAL 2
Advisory Vote on 2024 Executive-Compensation Program
THE BOARD STRONGLY RECOMMENDS A VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

We provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the executive-compensation program for our executive officers as disclosed in this Proxy Statement in accordance with SEC rules in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure (pages 39 to 62). We hold this vote on an annual basis. The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers. We value this vote as important feedback from our shareholders. For more information, see “Compensation Discussion and Analysis — Our Compensation Program — Presentation of Executive Compensation in this Proxy Statement.”
Accordingly, we strongly recommend that our shareholders vote FOR the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, is approved.
Compensation Committee Report
The function of the Compensation Committee is to advise senior management on the administration of our compensation programs and plans, review and approve corporate goals and objectives relevant to CEO and President compensation, review and approve corporate goals and objectives relevant to the compensation of our other executive officers, evaluate the performance of the executive officers in light of those goals and objectives, set the executive officers’ compensation levels based on this evaluation and assist our principal executive officers in formulating compensation programs applicable to our other senior management.
Our Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis section of this Proxy Statement. Based upon the reviews and discussions, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2024 Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Board of Directors
Robert D. Beyer, Co-Chair
Melissa V. Weiler, Co-Chair
MaryAnne Gilmartin
Michael T. O’Kane
38	Jefferies Financial Group

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) focuses on how our executive officers listed in the Summary Compensation Table (our NEOs) were compensated for fiscal 2024 (December 1, 2023 through November 30, 2024) and how their fiscal year 2024 compensation aligned with our pay-for-performance philosophy. For fiscal 2024, our NEOs were:

Named Executive Officer	Role
Richard B. Handler	Chief Executive Officer
Brian P. Friedman	President
Joseph S. Steinberg	Chairman of the Board
Michael J. Sharp	Executive Vice President and General Counsel
Matthew S. Larson	Executive Vice President and Chief Financial Officer
Executive Overview
Jefferies’ 2024 Performance
Jefferies’ and our executives’ 2024 performance was superlative. When measured against our four pillars (Financial Performance, Capital Allocation, Business Strength and Leadership, Culture and Values), our targets and expectations were met and exceeded. Jefferies allocated resources in a way that maintained a strong capital base and developed and grew Jefferies’ strategic priorities; market share was increased and new and significant clients were onboarded; and through a period of rate and market volatility, global crises and geopolitical uncertainty, management successfully led the Company on all required fronts. But the most impressive performance metric was that our executives more than doubled the value of the shares held by our fellow shareholders, generating a 129% Total Shareholder Return (TSR).
Our Say-on-Pay Vote Journey
For those of you who have read our proxy statement over the past few years – and we are pleased to say that, based on our engagement efforts, we know many of you do – you know that the current executive-compensation plan, which is now four years old, is the direct result of frank and insightful suggestions from our shareholders. Each year, we seek to engage with the large majority of shareholders who own greater than approximately 0.5% of our shares. Normally, this results in our communicating in one form or another with shareholders who own up to 70% of our outstanding shares. And, each year, we improve and enhance our executive-compensation plan based on our direct shareholder feedback.
Despite a compensation process that generally has received support during our shareholder engagements, a one-time Leadership Continuity Grant awarded to our executives in fiscal 2022 caused consternation. Although we committed at the end of 2022 that we would refrain from such one-time grants for at least five years, the following year when it appeared in the summary compensation table, we struggled with garnering a strong say-on-pay vote. Our 2022 vote was at 53% and our 2023 vote was 59%.
Before going further, it bears noting here that, while we understand and responsibly reacted to shareholder dissatisfaction with the Leadership Continuity Grant, we would like to believe that, in myriad ways, our executives’ performance since then – including their substantial and strategic investment in human capital that has driven Jefferies’ Investment Banking performance and market-share growth, and the fact that the value of Jefferies shares has increased by a peer-leading 129% this year (and ranks number 1 and 2 in three-year and five-year relative TSR, respectively) – helps to explain to our shareholders why, when our competitor firms in 2021 were paying substantially higher one-time grants to their executives, we prudently granted our executives retention compensation that both further incentivized them to remain at Jefferies for at least five years and thanked them for all they do for Jefferies.
2025 Proxy Statement	39

Compensation Discussion and Analysis
Moving into 2024, with the reaction to the Leadership Continuity Grant behind us, one large shareholder who previously had indicated they would protest our 2023 vote due to the 2022 one-time grant, as expected again voted in support of our executive-compensation program. Our say-on-pay vote in 2024 passed with 71% voting in favor.
Between the pre-proxy period, the 2024 proxy period, and during the post-proxy period, our Compensation Committee Co-Chairs along with our General Counsel again engaged with a group of shareholders who hold up to 70% of our shares. That engagement, and our understanding carefully what our shareholders were telling us along the way, made us confident that our vote would improve. And more important, we became even more confident that our fellow shareholders accept the overall structure of our executive-compensation plan. We are eager to continue to engage this year and particularly to help improve our say-on-pay positive vote based on our shareholders’ general acceptance of the plan structure and the commendable financial and executive performance this year.
Executive-Compensation Plan Driven by Shareholder Input

PLAN CHANGES

We committed that there will be no special equity awards to our CEO or President in addition to our ongoing annual incentive programs, as long as the Leadership Continuity Grant granted in December 2021 is outstanding

Our CEO and President’s pay packages are evaluated independently of each other
We streamlined the discussion of the performance of our CEO and President to reflect the key factors considered by the Compensation Committee

ENHANCED PROXY STATEMENT DISCLOSURE:
• We discuss performance pillars on pages 48 – 50 and performance-measurement targets and thresholds under the Performance Stock Units (PSUs) on pages 42 – 43
• We discuss the Compensation Committee’s sizing decisions, target compensation benchmarking, and the link between compensation and our performance pillars on pages 41 – 52

 •
We discuss our rationale for augmenting our strict financial measures with judgment from time to time, always within the context of our well-defined performance measures, as well as equally well-defined compensation targets on pages 47 – 48

• Particularly meaningful to our 2023 compensation decision, we discuss our rationale for the timing of the grants on pages 42 – 43
• We discuss how we consider ROTE when determining compensation on pages 47 – 50
• We outline our short and long-term compensation caps on pages 47 – 48
• We discuss our peer selection, benchmarking, and the evolution of our peer group in light of the transition to a pure financial services platform on pages 45 – 46

40	Jefferies Financial Group

Compensation Discussion and Analysis
Compensation Philosophy and Overriding Principles
Our compensation philosophy remains unchanged: Our executives should be paid fairly, relative to our performance, and competitively as compared with our peers, but only if they achieve meaningful long-term goals for Jefferies and its shareholders. We remain committed to maintaining a long-term view of our business goals, aimed at avoiding the pitfalls of impatience and short-term investment horizons. The principles of our compensation programs include:

• Providing competitive levels of pay in order to attract and retain talented executives and leaders
• Encouraging long-term service and loyalty
• Aligning executives’ interests with the creation of long-term value for our shareholders
• Designing each element of pay to incentivize actions that we believe will promote sustained economic value over time

In line with the overriding principles of our compensation philosophy, our compensation programs provide for a significant portion of our executives’ compensation to be incentive-based. In fiscal 2024, approximately 97% of our CEO’s total target compensation was at risk. Equity is a significant component of this compensation, which we believe provides strong incentives for long-term performance and a direct link to the interests of our shareholders.

2025 Proxy Statement	41

Compensation Discussion and Analysis
Our Executive Compensation Program
Targeted Incentive Compensation
Our compensation program begins with a targeted incentive compensation amount for our senior executives. This amount is based on benchmarking against our peer group. We believe that targeting compensation using the benchmarking exercises, and offering the potential for upside to the extent that shareholder value is created and the Company or the individual is able to differentiate performance, can appropriately reward our executives and maintain a high-performing culture. Additionally, we believe that making a high percentage of our executives’ compensation dependent on Company performance ensures that they focus on meeting our strategic goals. Finally, having a high percentage of potential compensation tied directly to business results and shareholder value results in our executives benefitting only when performance is actually achieved and when our shareholders also benefit, thereby ensuring we pay only for performance. The elements of our fiscal 2024 compensation program for our senior executives are shown below.

Fixed compensation
Base Salary	Delivered in cash, provides stable base amount of market competitive pay.
Incentive compensation
Annual Cash Bonus
Variable compensation delivered in cash that is designed to motivate and incentivize performance in the shorter-term. Annual bonuses are earned based on the Company and the individual’s performance under our four pillars of performance, described below. The annual cash bonus constitutes approximately 40% of target incentive compensation.

Long-term Incentive
Equity-based compensation is designed to retain our CEO and President, reward contributions and performance over the longer-term and further align their interests with shareholders’ interests. Equity awards constitute approximately 60% of target incentive compensation, divided between:
•
Restricted stock units (RSUs) that vest after three years. The value of the RSUs that ultimately vest will depend on Jefferies’ stock price at that time, driving executives to take action that increases shareholder value over the longer-term; and
•
Performance stock units (PSUs) that are earned, if at all, over a three-year performance period, based on the achievement of specific ROTE metrics. In addition to achieving the metrics necessary for a payout of shares at the end of the performance period, the value of the shares earned depends on Jefferies’ stock price at that time, incentivizing actions that will increase shareholder value over the longer-term.

Performance Measures
A key aspect of our executive compensation program is that, when granting equity compensation, the decision-making for those awards occurs after the end of the fiscal year. Our Compensation Committee has determined that, much like decisions regarding the amount of any annual bonus payments earned, the amount of equity awards granted should be decided only after an analysis of the Company and the executives’ performance for the year has occurred, based on the performance as measured against weighted pillars of corporate performance as well as individual performance. We believe this furthers our pay-for-performance philosophy by allowing the Compensation Committee to consider performance when determining the dollar value of the RSUs and PSUs granted, the ultimate value of which will then be dependent on the Company’s stock price (in the case of RSUs) and the achievement of performance metrics and stock price (in the case of PSUs) after a three-year period.
42	Jefferies Financial Group

Compensation Discussion and Analysis
These tables summarize the process described above:

Targeted Incentive Compensation
• Based on benchmarking against peer group • Composed of: 40% Annual Bonus 30% PSUs 30% RSUs

Compensation Committee Reviews Performance
• Four Pillars: Financial Performance (65%) Capital Allocation (10%) Business Strength (10%) Leadership, Culture and Values (15%)

Decisions Made After Fiscal Year End
• The Committee determines: Amount of target annual bonus to be paid Amount of target PSU and RSU awards PSU performance metrics

Three Years After Equity Grants
• RSUs vest, value based on market price of JEF stock • PSUs vest based on achievement of performance criteria, value (if any) based on market price of JEF stock

Presentation of Executive Compensation in this Proxy Statement
Because the determination of equity grants is made after year end, pursuant to SEC reporting rules, the value of those awards is not included in the compensation tables included in this Proxy Statement, but will be included in the following year. For example, this year’s Summary Compensation Table reports the value of the RSUs and PSUs that were granted in December 2023 in relation to our 2023 fiscal year. The Compensation Committee granted RSUs and PSUs to both of our CEO and President in December 2024 after consideration of their 2024 performance that is described in this proxy statement, and those amounts will be included in the Summary Compensation Table in our 2026 Proxy Statement.
Compensation Best Practices
Our Compensation Committee remains committed to best practices that are consistent with our performance-based compensation philosophy and that we believe serve the long-term interest of our shareholders:

Strong Link to Performance	Use of diversified performance considerations for incentive compensation that align with our long-term strategy and are designed to create shareholder value
Target Majority Performance-Based Compensation	Annual cash bonuses are not guaranteed, and equity awards include PSUs with three-year performance period and RSUs, the value of which is dependent on stock price
No Repricing	No repricing of options
Strong Stock Ownership Policy	Our CEO and President are required to hold shares valued at 10x base salary
No Gross-Ups	No tax gross-ups in our change-in-control plan or perquisites
No Excessive Severance or Change-in-Control Provisions	No golden parachute severance payments and no acceleration of awards in the event of a change in control
No Hedging	Hedging of our common stock by officers, directors and employees is prohibited
Clawback Policy	Robust clawback policy in place
Independent Committee	Compensation Committee consists only of independent Board members
Leading Independent Consultant	Engaged leading independent compensation consultant to assist the Compensation Committee and Board in determining executive compensation and evaluating program design
2025 Proxy Statement	43

Compensation Discussion and Analysis
Executive Compensation Details
Our 2024 Fiscal Year Compensation Results
For 2024, we determined that our CEO’s total incentive compensation would be $30 million ($5 million dollars higher than target to reward him for the strong year that 2024 was, including far more than doubling the value of the Jefferies shares each of us owns). We also determined that our President’s total incentive compensation would be $30 million. It is important to note that, although we continue to determine our CEO’s and our President’s compensation independently, this year, for the first time since fiscal year 2021, we are paying them the same amount of incentive compensation to reflect the work our President continues to do in cultivating the SMBC Strategic Alliance and his role in the strategy, growth and oversight of our Investment Banking business.
The table below is presented to show how the Compensation Committee views incentive compensation awarded for fiscal 2024, fiscal 2023, and fiscal 2022. This table differs from how compensation is reported in the “Summary Compensation Table” (SCT) on page 56, the format of which is required by the SEC. This table is not intended as a substitute for the SCT. We provide this solely as a tool to demonstrate how we view our CEO and President’s targeted and awarded incentive compensation for these fiscal years.

		Annual Compensation by Performance Year
Executive	Performance Year	Incentive Compensation			Total Incentive Comp. ($)
		Cash ($)	RSUs ($)	PSUs ($)
Richard B. Handler CEO	2024	12,000,000	9,000,000	9,000,000	30,000,000
	2023	8,400,000	6,000,000	4,500,000	18,900,000
	2022	10,000,000	7,500,000	7,500,000	25,000,000
Brian P. Friedman President	2024	12,000,000	9,000,000	9,000,000	30,000,000
	2023	8,000,000	5,714,000	4,286,000	18,000,000
	2022	10,000,000	6,250,000	6,250,000	22,500,000
As discussed above, in addition to reporting base salary (not included in the above incentive compensation amounts), there are two principal differences between the SCT and the table above:
1.
The Company grants both cash and equity incentive compensation after a performance year is completed. In both the table above and the SCT, cash incentive compensation paid in fiscal 2025, but based in part on fiscal 2024 performance, is shown as fiscal 2024 compensation. In the table above, the equity awards (RSUs and PSUs) granted in fiscal 2025, but based on fiscal 2024 performance, are shown as fiscal 2024 compensation. In contrast, the SCT reports the value of equity awards in the year in which they are granted. As a result, awards granted in fiscal 2024, but based in part on fiscal 2023 performance, are shown in the SCT as fiscal 2024 compensation.

2.	The SCT reports the change in pension value and certain other compensation items reported as “all other compensation.”
Process for Determining Compensation
Role of the Compensation Committee
The Compensation Committee, which consists of independent directors, oversees our executive compensation programs. The Committee administers our annual cash incentive and long-term equity incentive plans and reviews performance levels relevant to compensation. It also decides the compensation of all named executive officers.
The Compensation Committee reviews all of the information presented and discusses the information internally with our CEO and President and with our independent compensation consultant. In making decisions regarding pay levels and practices for our named executive officers, the Compensation Committee considers a variety of factors, including:
•	absolute corporate performance relative to our objectives;
•	creation of long-term value for our shareholders and shareholder views on compensation;
•	feedback from shareholders and proxy advisers as part of outreach efforts;
•	our corporate performance relative to our established peer group; and
•	compensation practices observed in our established peer group.
44	Jefferies Financial Group

Compensation Discussion and Analysis
For more information, see “Corporate Governance Matters — Directors and Board Committees — Compensation Committee.”
Role of the Compensation Consultant
The Compensation Committee retains Pearl Meyer as an independent compensation consultant. The primary role of the independent compensation consultant is to assist the Compensation Committee in the evaluation of our named executive officers’ compensation and assist in compiling compensation data, conducting analyses, providing consulting services and supplementing internal resources for compensation related market analyses. Among the other things that Pearl Meyer advised upon this year were updates to our peer group.
The Compensation Committee has determined that no conflict of interest exists with Pearl Meyer, having assessed the following factors in its evaluation:
•	other services provided to us by the consultant;
•	fees paid by us as a percentage of the consulting firm’s total revenue;
•	policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;
•	any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee;
•	any Jefferies stock owned by the individual consultants involved in the engagement; and
•	any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.
Based on this information, the Compensation Committee concluded that the work of the consultant did not raise any conflict of interest.
Role of Management
As we have in recent years, we required each of our CEO and President to provide us with a candid self-assessment of how they believe they performed – both as a team and individually. The Compensation Committee considers these self-assessments when making the compensation decisions for our CEO and President. Additionally, our compensation process includes the Compensation Committee consulting with our CEO and President to elicit their assessments of our other named executives’ individual performance in determining their compensation.
Peer Group Benchmarking
We amended our peer group by removing Alliance Bernstein, Apollo, and Blackstone, and adding Bank of America and Raymond James. The main driver for our peer group changes was a cultivation of a list of companies that better match our own business characteristics. When selecting a peer group, we selected companies that represent those businesses with which we compete for talent, that compete in similar lines of business, and that are reasonably comparable for purposes of measuring relative performance. As of our and the amended peer group companies’ most recent reported fiscal year-ends, we ranked #1, #1, and #2 in 1-year, 3-year, and 5-year relative TSR, against a peer group in which we are around the median-sized company.
•	100th percentile in 1-year relative TSR
•	100th percentile in 3-year relative TSR
•	92nd percentile in 5-year relative TSR
•	48th percentile in revenue
•	51st percentile in assets
•	42nd percentile in market capitalization
2025 Proxy Statement	45

Compensation Discussion and Analysis
We believe that our selected peers represent a reasonable and realistic list of firms that meet the appropriate criteria for comparators, which are included in the table below.

Peer Name	Competition for Clients and Market Share	Human Capital-Based Companies and Competitors for Talent	Location	Executive Player/Coaches
Bank of America Corporation	•	•	•	•
BlackRock, Inc.		•	•
Evercore Inc.	•	•	•	•
KKR & Co. Inc.		•	•	•
Lazard Inc.	•	•	•
Moelis & Company	•	•	•	•
Morgan Stanley	•	•	•
PJT Partners Inc.	•	•	•	•
Raymond James Financial, Inc.	•	•
Stifel Financial Corp.	•	•		•
The Carlyle Group Inc.		•	•
The Goldman Sachs Group, Inc.	•	•	•	•
The following table details relevant financial data of our selected peers:

Company Name	Revenue(1) ($MM)	Assets(1) ($MM)	Market Cap(2) ($MM)	Total Shareholder Return(2)
				One Year (%)	Three Year (%)	Five Year (%)
Bank of America Corporation	96,066	3,261,789	364,539	58.9%	4.9%	10.1%
BlackRock, Inc.	20,407	123,211(a)	158,410	39.6%	7.0%	18.6%
The Carlyle Group Inc.	4,740	23,104	19,039	60.2%	2.8%	16.1%
Evercore Inc.	2,980	3,703	11,721	111.6%	33.3%	34.9%
The Goldman Sachs Group, Inc.	52,164	1,671,000	200,351	81.6%	20.1%	25.3%
Jefferies Financial Group Inc.	7,035	64,360	16,263	128.9%	34.3%	35.9%
Rank	7 of 13	7 of 13	8 of 13	1 of 13	1 of 13	2 of 13
Percentile	48%	51%	42%	100%	100%	92%
KKR & Co. Inc.	26,575	317,294	144,666	116.1%	31.1%	42.3%
Lazard, Inc.	3,052	4,794	5,254	102.7%	17.0%	14.3%
Moelis & Company	1,195	1,180	5,434	69.0%	13.5%	27.5%
Morgan Stanley	61,497	1,193,693(a)	212,028	71.9%	15.7%	25.6%
PJT Partners Inc.	1,493	1,435	3,967	87.6%	31.6%	33.6%
Raymond James Financial, Inc.	12,797	82,992	34,541	63.4%	21.7%	25.1%
Stifel Financial Corp.	4,970	37,727	11,852	92.7%	20.0%	24.6%

Source: S&P CapIQ
(1)	Revenue and Assets reflect the most recent fiscal year disclosure from S&P Capital IQ as of February 13, 2025.
(2)	Market Cap figures and Total Shareholder Return compound annual growth rates (CAGR) are as of Jefferies’ fiscal year-end November 30, 2024 and are calculated using S&P Capital IQ’s methodology.
46	Jefferies Financial Group

Compensation Discussion and Analysis
Components of Executive Compensation
Base Salary
We pay our named executive officers a market-level base salary to provide them a predictable level of income. The base salaries we have established reflect our understanding of the competitive market for these roles. The base salaries below are annualized.

Named Executive Officer	Role	2024 Base Salary ($)
Richard B. Handler	Chief Executive Officer	1,000,000
Brian P. Friedman	President	1,000,000
Joseph S. Steinberg	Chairman of the Board	810,693
Michael J. Sharp	Executive Vice President and General Counsel	1,000,000
Matthew S. Larson	Executive Vice President and Chief Financial Officer	1,000,000
Incentive Compensation
CEO and President Incentive Compensation Plan
Our CEO and President’s incentive-compensation plan consists of three components and seeks to achieve several goals, as shown below:

Align corporate, business and individual goals with shareholder interests and corporate strategy
Drive behavior and actions consistent with shareholder interest.
Encourage prudent risk-taking and long-term perspective
Support retention of high-performing talent and succession planning
Our other NEOs’ incentive compensation consists solely of a year-end cash bonus, as discussed below.
Annual Cash Bonuses – Annual bonuses are designed to encourage our executive officers to deliver strong annual results, to maximize short-term productivity and profitability and to reward our executive officers for their efforts during the year. Motivating our executive officers to deliver strong short-term results directly impacts our performance, and together with long-term focus and risk mitigation, is key to our success. The targeted cash bonus for our CEO is $10 million and for our President is $9 million. If the Company’s and each executives’ performance are remarkable, the cash bonus can be increased but is capped at no higher than $12 million. The Committee, if performance is below expectations, can reduce or even withhold the cash bonus. The actual amount of the bonus earned is determined after the end of the year based on a performance review, taking into account the performance measures outlined below.
Restricted Stock Units – RSUs, if awarded, have a three-year cliff vesting period. The total number of RSUs granted to each executive is determined after the completion of the compensation year, but the shares underlying those awards will not be received until after the end of the three-year vesting period, assuming no forfeiture occurs, plus an additional three-year holding period for at least 75% of after-tax shares. If over those periods our share price decreases from the market value of our shares when the RSUs were granted – whether based on the performance of our executives or purely exogenous forces – the value of the RSU award will be diminished, perhaps materially.
2025 Proxy Statement	47

Compensation Discussion and Analysis
Performance Stock Units – PSUs, if awarded, have a three-year performance period. In order for the executive to earn PSUs, he has to meet three-year annual ROTE performance goals.
•
The performance metric for PSUs is Return on Tangible Equity (ROTE).[2] The threshold, target and maximum metrics for payouts is shown below. The threshold ROTE must be achieved for there to be any payout, and ROTE performance between these levels is linearly interpolated to determine the actual payout.

7.5% Threshold 75% of Targeted Payout All PSUs forfeited if ROTE <7.5%	10% Target Targeted Payout	15% Maximum Capped at 150% of Targeted Payout

Performance Measures Considered
As noted above, performance remained the key driver of our compensation plan in 2024. Jefferies’ performance can be significantly affected, both positively and negatively, by industry-wide factors or general economic conditions over which our executives may have little control. Therefore, other than the performance metrics used to determine whether PSUs have been earned, our Compensation Committee considers our executives’ performance against the industry, peers and our prior results, and assesses it against our four pillars of performance – Financial Performance, Capital Allocation, Business Strength and Leadership, Culture and Values – and the criteria within each pillar as described below to determine whether our executives delivered results that justify payouts.
We believe that setting a total targeted incentive compensation amount, and providing the Compensation Committee with the discretion to determine how much of that targeted amount should be awarded, is appropriate. The Compensation Committee considers all relevant factors when judging performance, and by doing so – within the framework of the four pillars – we believe that the result is a more meaningful determination of actual performance.

FINANCIAL PERFORMANCE Weighted 65%	CAPITAL ALLOCATION Weighted 10%
Holistic Assessment of Multiple Factors: • ROTE • Pre-Tax Earnings • EPS • Relative TSR	Resource Allocation to: • Maintenance of strong capital base • Development and growth of strategic priorities • Investment decisions • Shareholder returns

BUSINESS STRENGTH Weighted 10%	LEADERSHIP, CULTURE AND VALUES Weighted 15%
• Market share • Client engagement and feedback • Innovation and execution
•
Evaluating and developing succession plans throughout organization
•
Driving an inclusive and more diverse culture
•
Attracting and inspiring talent
•
Developing next-generation leaders
•
Communicating core values, culture and ethics

[2]	ROTE is a non-GAAP measure. For reconciliations to GAAP amounts, see Annex A of this Proxy Statement.
48	Jefferies Financial Group

Compensation Discussion and Analysis

FINANCIAL PERFORMANCE – Weighted 65%

Fiscal year 2024 was an incredible year as financial performance exceeded expectations and as the Company generated 2024 net revenues of $7.03 billion, pre-tax earnings from continuing operations of $1.01 billion and diluted earnings per share from continuing operations of $2.96, reflecting year-on-year increases of, respectively, 50%, 184% and 169%.
In addition, Jefferies drove its ROTE from last year’s 3.9% to this year’s 10.9%.[3]
And perhaps most gratifying and impressive of all, our 128.9% Total Shareholder Return not only far more than doubled the value of our shareholders’ Jefferies holdings, but also drove our relative ranking to #1, #1 and #2, respectively, in 1-year, 3-year and 5-year Relative Total Shareholder Return among our proxy peers.

2024
JFG TSR – 1 Year	128.9%
JFG Relative TSR Rank – 1 Year	1 of 13
JFG Relative TSR Percentile – 1 Year	100%
JFG TSR – 3 Year	34.3%
JFG Relative TSR Rank – 3 Year	1 of 13
JFG Relative TSR Percentile – 3 Year	100%
JFG TSR – 5 Year	35.9%
JFG Relative TSR Rank – 5 Year	2 of 13
JFG Relative TSR Percentile – 5 Year	92%
ROTE[4]	10.9%
Net Revenue (‘000)	$7,034,803
Pre-Tax Earnings (‘000)	$1,005,546
Diluted EPS	$2.96

CAPITAL ALLOCATION – Weighted 10%

Our executives’ Capital Allocation initiatives proved to be highly successful in fiscal year 2024, going beyond our expectations:

Faced with general corporate needs, including potential settlement disruption with the advent of the T+1 settlement cycle in the equity markets, as well as increased trading volume as Jefferies grew its market share, our executives elected to raise €1.25 billion and $1.5 billion in debt capital to maintain comfortable day-to-day liquidity.

Continuing the Human Capital investments made by the Company in fiscal year 2024, our executives made additional strategic investments not only in Investment Banking but also across the Company, including on the Corporate side, to further grow our revenue and to expand the strong support for our business-side operations.

Continuing to work closely with our Strategic Alliance partner, SMBC Group, the Company both expanded the revenue opportunities presented by that Alliance and welcomed Toru Nakashima, the Director President and Group Chief Executive Officer of Sumitomo Mitsui Financial Group, Inc., to the Jefferies Board of Directors as the SMBC Group expanded its financial interest in Jefferies Financial Group to approximately 14.5% on a fully diluted, as-converted basis.

We increased our dividend payout from $1.20 per share annually to $1.60 annually, a 33.3% increase.

And, to repeat extremely good news, our executives’ efforts resulted in far more than doubling the value of each Jefferies share held by you, our fellow shareholders.

[3]	ROTE is a non-GAAP measure. For reconciliation to GAAP amounts, see Annex A of this Proxy Statement.
[4]	ROTE is a non-GAAP measure. For reconciliation to GAAP amounts, see Annex A of this Proxy Statement.
2025 Proxy Statement	49

Compensation Discussion and Analysis

BUSINESS STRENGTH – Weighted 10%
As was the case with the first two performance pillars, our executives exceeded our expectations under this Business Strength pillar. When it comes to market share, Jefferies outpaced its peers:[5]

Ranked 5th in global M&A (excluding China), up from #7 last year and #8 six years ago.

Ranked 6th in global equity capital markets (excluding China).

Ranked 6th globally across M&A, equity capital markets and leveraged finance, up from #8 last year, #9 in 2018–19, and #10 in 2017.

Ranked 3rd in global financial sponsor M&A.

Likewise, as it pertains to client engagement, our CEO and President have each traveled the globe to a large number of our 47 offices throughout the world to work closely with our longstanding employee-partners and the scores of great professionals we hired over the past couple of years in meetings and strategy sessions with clients. In addition, they have worked closely with our Strategic Alliance partners at SMBC Group to cultivate that relationship and to help grow the scope of our business and the size and quality of our deal flow. As a result, we have been involved in several marquee transactions including among others:
 $26 billion merger of Diamondback Energy and Endeavour Energy
 $18 billion sale of SRS Distribution to The Home Depot
 $5 billion sale of Darktrace to Thoma Bravo
 $2 billion follow-on equity offering for Vodafone Idea
 $3 billion sell-down of the Government of Italy's interests in ENI and Monte Paschi di Siena
 $1 billion equity raise for rescue financing of New York Community Bank

LEADERSHIP, CULTURE AND VALUES – Weighted 15%

Closing out our four performance pillars – although no quantitative metrics can measure this pillar – the Compensation Committee looks upon Leadership, Culture and Values as perhaps the most important because it drives Jefferies’ performance. And this year our executives excelled, as indicated below:

Continuing to lead by example as two of the longest-standing executive leaders, they are still energized to come into work every day and do their best to make Jefferies a stronger, more successful firm with the highest levels of integrity and teamwork.

Building out intelligent succession plans in Investment Banking, Fixed Income, Equities and Asset Management.

Continuing to share their perspectives with inspiring messages to Jefferies and its clients on topics such as:
•  Career Growth and Empathy
•  Jefferies’ Culture
•  Jefferies’ Global Growth
•  Strengthening Jefferies’ Financial Foundation
•  The Importance of Jefferies’ Interns
•  Why Clients Should Access the IPO Market
•  How to Excel in the Current Interest Rate Environment
•  Gratitude to Employee Partners, Clients, and Stakeholders
•  Outlook on the Future

Remaining available to all employees both for the important business of helping them effect deals and for the equally important business of helping them make Jefferies their preferred employer and the place they can call “home.”

[5]	For source data underlying these statistics, see Annex A of this Proxy Statement.
50	Jefferies Financial Group

Compensation Discussion and Analysis
Compensation Decisions
CEO
Our CEO continues to be the high-performing player/coach he has always been. To that end, in addition to the strong performance under the four pillars discussed above, our Compensation Committee closely examined the individual performance of our CEO throughout 2024 and exceeded the expectations we had set for him. The following is a brief summary of the significant factors considered by the Compensation Committee and outlined in our CEO’s self-assessment:
•	Recruiting of new partners/teams
•	Constant marketing to secure revenues supporting Investment Banking on a global basis
•	Generating and expanding client relationships via personal interaction and cultivation
•	Being present for our global offices, bringing in clients, and solidifying relationships
•	Overseeing risk in a highly volatile environment
•	Helping to further solidify Jefferies’ relationship with the SMBC Group
•	Virtually non-stop meeting/bonding with clients and employee-partners
•	Direct trader oversight of block trade bids and risk
•	Point person on engaging with shareholders, research analysts and rating agencies
Based on the Company’s and the executives’ 2024 performance discussed above, the Committee determined that our CEO far exceeded performance expectations across all four pillars and in his personal capacity. The Compensation Committee, accordingly, decided that our CEO was entitled to total incentive compensation of $30 million, as shown in the table below:

Cash Bonus of $12 million
PSUs valued at $9 million
RSUs valued at $9 million
2025 Proxy Statement	51

Compensation Discussion and Analysis
Other NEOs

Brian P. Friedman President
As it pertains to our President, the Compensation Committee determined that Mr. Friedman far exceeded performance expectations in terms of Financial Performance, Capital Allocation, Business Strength, and Leadership Culture and Values as was discussed above. In addition, the Committee considered our President’s individual performance that included the following:
•
Driving Investment Banking and all of Jefferies to strong results in 2024
•
Successfully transitioning leadership in Investment Banking
•
Driving Jefferies’ culture toward exceptional teamwork
•
Continuing to recruit and retain top talent across the firm
•
Continuing to grow Jefferies’ critical relationship with SMBC
•
Enhancing Jefferies’ branding and its external perception
•
Generating business/revenue directly and broadly supporting business development and revenue capture

In making their determination on our President’s incentive compensation, the Committee awarded our President incentive compensation of $30 million: Cash Bonus -- $12 million; PSUs -- $9 million; and RSUs -- $9 million.

Joseph S. Steinberg Chairman
Our Chairman of the Board is no longer on any of our investee company boards, so he did not receive any director fees in fiscal 2024. Consistent with past years, the Compensation Committee did not recommend any bonus compensation to him.

Michael J. Sharp Executive Vice President and General Counsel
Our General Counsel’s annual bonus was determined based on his and Jefferies' performance and his contribution to that performance. Mr. Sharp has, as usual, been one of our executives’ key partners and instrumental in what was accomplished in 2024, including his leadership and management of our global legal and compliance teams, sage counsel on innumerable issues and decisions, and leadership and execution of important projects. The Compensation Committee approved a $4.75 million bonus for Mr. Sharp.

Matthew S. Larson Executive Vice President and Chief Financial Officer
Our CFO’s annual bonus was determined based on his and Jefferies' performance and his contribution to achieving our goals and building Jefferies. Mr. Larson exceeded expectations as a leader/manager and owner of our finance, accounting, operations and support infrastructure, and as a partner to our executives. The Compensation Committee approved a $2.5 million bonus for Mr. Larson.

52	Jefferies Financial Group

Compensation Discussion and Analysis
Other Compensation Information
Standard Benefits
We provide our NEOs with medical, dental, life insurance, disability, savings, retirement, deferred compensation opportunities and other similar benefits available to employees generally that are not part of what we consider direct compensation. We intend these benefits to be competitive in order to help recruit and retain talented executives. These benefits are designed to facilitate the productivity of our executives, ensure the well-being of our executives, employees and their families, encourage long-term service to us and generally enable our compensation packages to remain competitive. In the aggregate, we believe our benefits, including perquisites, are in line with or more moderate than general business practices for companies of comparable size and character.
Executive Perquisites
Certain perquisites as disclosed in our Summary Compensation Table are available to executive officers that are not available to other employees. Messrs. Handler, Friedman and Steinberg may use our business aircraft for personal use to assure their constant availability and responsiveness and to facilitate their productivity, subject to an annual $350,000 limitation for each executive, above which reimbursement to us is required. Certain of our executive officers receive the use of cars and drivers, paid parking, and vehicle-related expenses for business as well as personal use, also to assure their constant availability and responsiveness, and to facilitate their productivity and personal security. These benefits also allow us to be competitive in the talent market. These perquisites are reported as All Other Compensation in our Summary Compensation Table.
Severance
Messrs. Handler, Friedman, Sharp, and Larson are entitled to severance under the Jefferies policy, which provides that terminated employees, other than employees terminated for cause, are generally entitled to one-half month’s salary for each year of service, up to a maximum of six months with a maximum of 12 months for employees with age plus years of service of at least 60.
Mr. Steinberg is entitled to severance under the legacy Leucadia National Corporation policy, which provides that terminated employees, other than employees terminated for cause, are generally entitled to one month’s pay for each year of service, up to a maximum of 24 months. Pay is defined as salary plus bonus (excluding one-time, tenure or holiday bonus).
Retirement and Deferral Plans
For legacy Leucadia employees hired before January 2014 (grandfathered employees), we maintain the legacy Leucadia Savings and Retirement Plan that allows participants to make contributions, portions of which are matched by us. The plan also provides an additional retirement contribution for eligible participants determined on the basis of age and service with potential contributions ranging from 2% of eligible compensation up to 16% of eligible compensation. Grandfathered legacy Leucadia employees who earn $300,000 or more have a retirement contribution made to a separate deferred compensation plan maintained by us. Jefferies employees hired January 1, 2014 or later also participate in the Jefferies Saving and Retirement Plan, but have a different match formula and are not eligible to receive a retirement contribution. Of our named executive officers, only Mr. Steinberg is eligible for the retirement contribution.
Jefferies maintains a 401(k) plan for its employees where a portion of contributions are matched.
Jefferies maintains a separate deferred compensation plan that permits the deferral of compensation and provides a means for our employees to invest in our shares on a tax-deferred basis. None of the named executive officers participate in the Jefferies deferred compensation plan.
Employees of the legacy Jefferies Group who began service prior to April 1, 1997, which includes Mr. Handler but none of the other NEOs, are entitled to benefits under the legacy Jefferies Group pension plan.
2025 Proxy Statement	53

Compensation Discussion and Analysis
No Employment Agreements
Our named executive officers do not have employment agreements with us.
No Change-in-Control Agreements
We do not have any single-trigger change-in-control agreements with any named executive officers. No equity held by our executive officers is subject to accelerated vesting upon a change in control.
Managing Compensation-Related Risks
Our Compensation Committee considers whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our assessment is conducted annually. Management reviews with our Compensation Committee our compensation programs, focusing on incentive programs, risks and mitigation factors. Based on the totality of this information, we determine whether any portion of such compensation encourages excessive risk taking and conclude whether or not our compensation programs are reasonably likely to have a material adverse effect on us. The risk-mitigating features that the Company has adopted within our executive compensation programs are summarized below.
Stock Ownership Guidelines
We maintain stringent stock ownership guidelines for our CEO and President. This ownership encourages our executives to act in our best long-term interests and those of our shareholders. The guideline is set at ten times base salary, resulting in a requirement that each executive hold $10 million worth of our shares. Messrs. Handler and Friedman have historically acquired and held large positions in our shares. Including all earned and unearned deferred shares and options, and assuming that performance goals relating to performance-based awards are achieved at target levels, Messrs. Handler and Friedman currently would beneficially own a combined 26,007,426 shares, representing approximately 11.6% of the outstanding shares as of our record date.
Since becoming CEO of the predecessor company Jefferies Group and as CEO of Jefferies, approximately 68% of Mr. Handler’s direct compensation has consisted of non-cash, equity-related securities generally vesting over three to five years.
Since Mr. Friedman became an executive officer of the predecessor company Jefferies Group and as President of Jefferies, approximately 71% of his direct compensation has consisted of non-cash, equity-related securities generally vesting over three to five years.
Additionally, while he is not subject to the guidelines, Mr. Steinberg owns 20,781,944 shares, representing 10.1% of our outstanding shares as of our record date.
Clawback Policy
We maintain a policy as required by the rules of NYSE. This policy applies to all of our current and former executive officers. The clawback policy provides that, subject to the limited exemptions provided by the NYSE rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to a covered executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting statement is required. For more information, see the full text of our clawback policy, which was filed as an exhibit to our 2023 Annual Report on Form 10-K.
54	Jefferies Financial Group

Compensation Discussion and Analysis
Anti-Hedging Policies
Directors, executive officers and other employees are expressly prohibited from hedging transactions that involve our securities and those of our subsidiaries under our amended Insider Trading and Anti-Tipping Policy. Our anti-hedging policy also prohibits direct and indirect short selling, option transactions of any kind and derivative transactions that involve our securities.
Compensation Risk Management
In assessing risks, we consider mitigating factors such as (i) the multiple elements of our compensation packages, including base salary and bonuses, either in the form of restricted cash or equity awards, both of which vest over a number of years; (ii) the structure of senior executives’ incentive program, which is based on a number of different performance measures to avoid placing undue emphasis on any particular performance metric; (iii) the ability to exercise negative discretion as a means to adjust compensation downward to reflect performance or other factors; (iv) oversight of our programs by our Board and Compensation Committee; (v) our clawback policy; (vi) our anti-hedging policy; (vii) the fact that we have no change-in-control benefits; and (viii) other factors deemed relevant by the Compensation Committee.
We specifically considered whether our amended compensation program might inappropriately increase the risk appetite of our executives. We did not want our amendments to upset the proper balance between short-term performance and our ultimate objective: long-term value creation. We believe our program supports our long-term objectives.
2025 Proxy Statement	55

Compensation Discussion and Analysis
Executive Compensation Tables
Summary Compensation Table — Fiscal 2024

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Richard B. Handler Chief Executive Officer	2024	1,000,000	12,000,000	Fiscal 2023 Equity Grant:	9,356,074	—	34,996	231,178(3)	22,622,248
	2023	1,000,000	8,400,000	Fiscal 2022 Equity Grant:	14,283,382	—	—	429,749	26,136,030
				Dividend Rights Adjustment Related to Vitesse Spin-off:	2,022,899
	2022	1,000,000	10,000,000	Fiscal 2021 Equity Grant:	20,432,812	—	—	462,421	56,897,424
			Five-Year Leadership Continuity Grant:		25,002,191
Brian P. Friedman President	2024	1,000,000	12,000,000	Fiscal 2023 Equity Grant:	8,910,464	—	—	442,085(4)	22,352,549
	2023	1,000,000	8,000,000	Fiscal 2022 Equity Grant:	11,902,830	—	—	436,824	23,362,553
				Dividend Rights Adjustment Related to Vitesse Spin-off:	2,022,899
	2022	1,000,000	10,000,000	Fiscal 2021 Equity Grant:	20,432,812	—	—	421,333	56,856,336
			Five-Year Leadership Continuity Grant:		25,002,191
Joseph S. Steinberg Chairman of the Board	2024	810,693	—		—	—	—	499,644(5)	1,310,337
	2023	810,693	—		—	—	—	497,355	1,308,048
	2022	810,693	—		—	—	—	499,024	1,309,717
Michael J. Sharp Executive Vice President and General Counsel	2024	1,000,000	4,750,000		—	—		5,750	5,755,750
	2023	1,000,000	4,000,000		—	—	—	5,625	5,005,625
	2022	1,000,000	4,000,000		—	—	—	5,125	5,005,125
Matthew S. Larson Executive Vice President and Chief Financial Officer	2024	1,000,000	2,500,000		—	—		5,784	3,505,784
	2023	1,000,000	2,000,000		—	—	—	5,581	3,005,581
	2022	1,000,000	2,000,000		—	—	—	5,072	3,005,072

(1)
The values of the awards of stock, stock options and stock appreciation rights shown in these columns are the awards’ grant-date fair values, computed in accordance with FASB ASC Topic 718. Further information on the valuation assumptions relating to these awards granted in fiscal 2024 can be found in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024. The grant-date fair value of stock awards in fiscal 2024 reflects their fair value after taking into account illiquidity discounts due to mandatory post-vesting holding periods. The fair value of the performance-based RSUs granted in fiscal 2024 is based on the probable level of achievement of the performance goal which is based on return on tangible equity over a three-year performance period. The grant date fair value of the PSUs granted in fiscal 2024 at the maximum payout level was, for Mr. Handler, $6,453,079 and, for Mr. Friedman, $6,146,153.

(2)
Some of the items under this caption constitute taxable income to the named executive officers. These amounts are reported as taxable income for the executives pursuant to IRS rules which differ from the SEC reporting rules used to report the amounts reflected in this table and these notes. Certain of our named executive officers benefit from personal use of our aircraft. In addition, family members of our named executive officers may, in certain circumstances, accompany the named executive officers on business as well as personal travel on our aircraft, resulting in additional costs. Reported compensation for personal use of our aircraft consists of the incremental costs incurred as a result of personal flight activity, including fuel, navigation parking and landing fees, repairs, maintenance, personal supplies and meals and flight crew meals and lodging.

Incremental costs do not include depreciation, hangar rent, insurance, flight crew salaries and benefits and other fixed expenses that would have been incurred regardless of whether there was any personal use of our aircraft. For 2024, the total amount of our disallowed tax deduction resulting from the personal use of our aircraft by Messrs. Handler, Friedman, Steinberg and their guests was approximately $9.0 million. Messrs. Handler, Friedman and Steinberg receive the use of drivers, cars and other transportation benefits for business as well as personal use. Disclosed amounts for personal use of drivers, cars and other transportation benefits for each executive are derived based on an allocation of the total cost of driver compensation (including bonus and benefits), parking costs, vehicle depreciation and all other vehicle operating costs.
(3)	Includes $130,485 in incremental costs for personal use of our aircraft, $94,743 in personal use of a car and drivers, and $5,750 in contributions to the Profit Sharing Plan (PSP).
(4)	Includes $350,000 in incremental costs for personal use of our aircraft, $86,335 in personal use of a car and driver, and $5,750 in contributions to the PSP.
(5)
Includes $350,000 in incremental costs for personal use of our aircraft, $97,820 in personal use of a car and drivers, $43,237 in deferred compensation plan contributions, and $8,587 in contributions to a Savings and Retirement Plan.

56	Jefferies Financial Group

Compensation Discussion and Analysis
Grants of Plan-Based Awards in Fiscal 2024

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (# shares)	Grant—date fair value of stock awards ($)(5)
Name	Grant Date	Threshold (# shares)(2)	Target (# shares)(3)	Maximum (# shares)(4)
Richard B. Handler	12/13/2023(1)	89,976	119,968	179,952	—	3,620,016
	12/13/2023	—	—	—	159,957	5,736,058
Brian P. Friedman	12/13/2023(1)	85,697	114,262	171,393	—	3,447,838
	12/13/2023	—	—	—	152,332	5,462,626
Joseph S. Steinberg	—	—	—	—	—	—
Michael J. Sharp	—	—	—	—	—	—
Matthew S. Larson	—	—	—	—	—	—

(1)	Grant of long-term performance-based RSUs to each executive, as discussed in the CD&A. RSUs are subject to performance as well as service-based vesting requirements.
(2)
Performance required to earn RSUs at the threshold level is achievement of at least 7.5% return on tangible equity over the three-year period from fiscal 2023 - 25. Please refer to our CD&A for additional information.

(3)
Performance required to earn RSUs at the target level is achievement of at least 10% return on tangible equity over the three-year period from fiscal 2023 - 25. Please refer to our CD&A for additional information.

(4)
Performance required to earn RSUs at the maximum level is achievement of at least 15% return on tangible equity over the three-year period from fiscal 2023 - 25. Please refer to our CD&A for additional information.

(5)
This column reports the fair value of equity awards granted to the executives. Fair value of the performance-based RSUs (the equity incentive plan awards) is based on the number of shares that, at the grant date, were deemed probable to be earned through performance over the three-year performance period. See also footnote 1 to the Summary Compensation Table.

2025 Proxy Statement	57

Compensation Discussion and Analysis
Outstanding Equity Awards at Fiscal Year-End 2024

	Option Awards					Stock Awards
Name	Shares underlying award: Jefferies (JEF) or Vitesse (VTS)	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Shares underlying award: Jefferies (JEF) or Vitesse (VTS)	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Richard B. Handler	JEF	2,532,370(3)		22.69	12/5/2030	JEF	163,846(4)	$12,966,756	122,885(4)	$9,725,087
						JEF	418,370(5)	33,109,798
						JEF	616,719(6)	48,807,140
						JEF	1,002,057(7)	79,302,793
	VTS	228,933(3)		8.97	12/5/2030	VTS	46,420(5)	$1,303,468
						VTS	57,364(6)	1,610,771
Brian P. Friedman	JEF	2,532,370(3)		22.69	12/5/2030	JEF	156,035(4)	$12,348,643	117,040(4)	$9,262,536
						JEF	348,642(5)	27,591,524
						JEF	616,719(6)	48,807,140
						JEF	957,500(7)	75,776,539
	VTS	228,933(3)		8.97	12/5/2030	VTS	38,683(5)	$1,086,224
						VTS	57,364(6)	1,610,771
						VTS	106,238(7)	2,983,174
Joseph S. Steinberg		—	—	—		—	—	—	—	—
Michael J. Sharp		—	—	—		—	—	—	—	—
Matthew S. Larson		—	—	—		—	—	—	—	—

(1)
The number of RSUs and PSUs listed includes additional RSUs and PSUs resulting from the crediting of dividend equivalents on awards (referred to as dividend equivalent units or DEUs) through November 30, 2024. DEUs are forfeitable to the same extent as the underlying award. The number of PSUs listed as unearned share units is the number earnable by achievement of the target level of performance based on Jefferies return on tangible equity, or ROTE, in the fiscal 2023-2025 performance period. ROTE performance achieved in fiscal 2023 - 2024, projected at the same level for the remainder of the performance period, would be below target.

(2)
Market value is based on closing prices on the NYSE on November 30, 2024: Jefferies Common Shares (JEF), $79.14 per share; and Vitesse Common Stock (VTS), $28.08 per share. Market value does not include cash dividend equivalents (accrued only on VTS awards).

(3)
The governing option agreement provides also for the crediting of dividend equivalents if regular quarterly dividends increase during the first 9.5 years after grant (on December 6, 2020), in which case the executive is credited with a cash amount equal to the excess dividend amount for each share underlying the Jefferies options. The dividend amounts paid by Vitesse on the number of shares underlying the related Vitesse options are also credited by Jefferies in the calculation of excess dividends. The amounts credited in a fiscal quarter are converted to Jefferies share units at each Jefferies quarterly dividend payment date, which share units will be settled June 6, 2030.

(4)	These awards are subject to service-based vesting through December 13, 2026.
(5)
These awards are subject to service-based vesting through December 16, 2025. Of the reported number of share units for Mr. Handler, 190,809 (JEF) and 21,171 (VTS) represent PSUs and associated DEUs earned by Jefferies performance in fiscal 2022-2024. Of the reported number of share units for Mr. Friedman, 159,008 (JEF) and 17,643 (VTS) represent PSUs and associated DEUs earned by Jefferies performance in fiscal 2022-2024.

(6)
These awards were subject to service-based vesting through December 16, 2024. Of the reported number of share units, 358,217 (JEF) and 28,682 (VTS) represent PSUs and associated DEUs earned by Jefferies performance in fiscal 2021-2023.

(7)	These awards are subject to service-based vesting through December 16, 2026.
58	Jefferies Financial Group

Compensation Discussion and Analysis
Pension Benefits in 2024

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Richard B. Handler	Jefferies Group	16 (frozen)	$336,317	$0
	Employees’ Pension Plan
To calculate the value above, we assumed that benefit commencement is at age 65 (our pension plan’s normal retirement age). We also assumed that 85% of Mr. Handler’s benefit is paid as a lump sum calculated using an interest rate of 5.45% and mortality assumption required under Revenue Ruling 2007-67 and that 15% of his benefit is paid as a single life annuity calculated using a 4.9% discount rate and RP-2014 annuitant mortality. In addition, the figure provided is based on age 65 present values discounted back to current age. We also assumed no pre-retirement mortality.
Jefferies Group first adopted its pension plan in 1964 and stopped admitting new participants into the plan on April 1, 1997. Effective December 31, 2005, benefits under the plan were frozen. All persons who were Jefferies Group employees prior to April 1, 1997, who are citizens or residents of the United States, who are 21 years of age and who have completed one year of service are covered by the pension plan. The plan is a defined benefit plan funded through our ongoing contributions and through earnings on existing plan assets. The amount an employee will receive as a plan benefit depends on the person’s covered compensation during specific plan years. An employee retiring at age 65 will receive 1% of the employee’s covered compensation from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered compensation for 1985 and 1986. Benefits under the plan are payable for the remaining life of the participant and are not subject to deduction for Social Security benefits or other offsets.
Since 2004, the amount of covered compensation has been capped at $210,000 per year. An employee who retires upon normal retirement at age 65 with at least four years of service will receive a full vested benefit. An employee who retires at age 55 with at least four years of service will receive the normal retirement benefit reduced by 0.5% for each month benefit payments commence before age 65. Employees who terminate employment for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 0% for the first year of service, 33% for each of the next two years of service and 34% for the fourth year of service. The retirement benefits payable at age 65 for those employees with service prior to January 1, 1987, will be composed of two items: (1) a benefit for service up to December 31, 1986, in accordance with the original plan formula recognizing pay up to $100,000 and (2) a benefit for service commencing on January 1, 1987, equal to 1% of covered compensation through the date of termination.
Non-Qualified Deferred Compensation in Fiscal 2024
The following table provides information on amounts that the NEOs are entitled to receive under our non-qualified deferred compensation arrangements, including deferrals of vested RSUs under our 2003 Incentive Compensation Plan, our Equity Compensation Plan, and Mr. Handler’s self-directed deferred compensation account which was in place before he became CEO of the predecessor entity Jefferies Group in 2001.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Richard B. Handler	—	—	406,101,440(5)	—	731,162,754(6)
Brian P. Friedman	—	—	9,025,913(7)	—	13,628,614(8)
Joseph S. Steinberg	—	43,237	257,370	—	1,373,768
(1)	Value of RSUs vesting but deferred as to settlement or value of other contributions during the fiscal year.
(2)	All amounts are included in the Summary Compensation Table in All Other Compensation.
2025 Proxy Statement	59

Compensation Discussion and Analysis
(3)
Earnings and losses are based upon the investment direction of the named executive officer, the change in value of our shares underlying vested RSUs and the value of dividend equivalents credited under vested and non-forfeitable equity awards as additional RSUs or as cash amounts to be paid upon settlement. RSUs that constitute deferred compensation include both Jefferies RSUs and Vitesse RSUs issued as an adjustment to Jefferies RSUs upon the spinoff of Vitesse.

(4)
Amounts in the table reflect compensation granted in multiple years, including compensation that has been deferred on a mandatory or voluntary basis and market returns on investments that deferred amounts were deemed invested in, which have accrued over time. Specifically, amounts in the table consist of: (i) contributions resulting from compensation that has been disclosed in the Summary Compensation Table in this and previous Proxy Statements (to the extent the executive was a named executive officer in the year of deferral and the amount was otherwise required to be disclosed under SEC rules then in effect), plus (ii) earnings on deferred amounts, less (iii) distributions.

(5)
Includes $394,198,941 in increased value of vested RSUs and deferred shares and related dividend equivalents and $11,902,498 of increased value of Mr. Handler’s self-directed deferred compensation account (excluding Jefferies deferred shares in that account). The change in value of RSUs and deferred shares represents the value of vested RSUs and deferred shares and related dividend equivalents held at the end of the fiscal year plus the value of any RSUs distributed during the year (in each case including those acquired based on dividend equivalents credited during the year) less the value of the RSUs and deferred shares held at the beginning of the year or, if contributed during the year, less the value at the time of such contribution.

(6)
Includes $704,550,968 in value of vested RSUs and deferred shares and related dividend equivalents and $26,611,785 in value in the self-directed deferred compensation account (excluding Jefferies deferred shares). For Mr. Handler, deferrals prior to 2013 and earnings on those deferrals constituted 98% of the value of his deferred compensation at November 30, 2024. The deferred compensation in the self-directed account originally was earned while Mr. Handler was head of Jefferies Group’s high yield division, prior to Mr. Handler becoming an executive officer of then − Jefferies Group. The last deferral into Mr. Handler’s self-directed deferred compensation account was in 2000.

(7)
Represents the value of vested RSUs and related dividend equivalents held at the end of the fiscal year plus the value of any RSUs distributed during the year (in each case including those acquired based on dividend equivalents credited during the year) less the value of the RSUs and related dividend equivalents held at the beginning of the year or, if contributed during the year, less the value at the time of such contribution.

(8)	Represents the value of vested RSUs and related dividend equivalents held at the end of the fiscal year.
60	Jefferies Financial Group

Compensation Discussion and Analysis
Potential Payments upon Termination of Employment or Change in Control
The following information describes and quantifies (where possible) certain enhanced compensation that would become payable under then-existing agreements and plans if the named executive officer’s employment had terminated on November 30, 2024. Voluntary resignation or termination for cause would not result in any enhancement in compensation.
Named Executive Officer Termination Payments
SEVERANCE PAYMENTS
Our NEOs are entitled to severance under policies described under “Severance” on page 53.
Summary of Payments upon Termination or Change in Control
The table below shows the estimated value of payments to which a NEO serving at our fiscal year end would have been entitled if the executive’s employment had been terminated on November 30, 2024. It bears noting that the payments outlined below are the sum of the compensation earned by our executives that has not yet vested. For purposes of valuing these amounts, we took into account the following considerations:
•
Equity awards that immediately vest upon death or disability are valued at $79.14 per Jefferies share and $28.08 per Vitesse share, the closing price of those shares on the last trading day of fiscal 2024.

•
Amounts a named executive officer has deferred through our deferred compensation plans or for which all service requirements have been met are non-forfeitable, so whether these amounts continue to be deferred or are paid out following the change in control or termination of employment does not represent a payment or enhancement to benefits resulting from the change in control or termination of employment. Such non-forfeitable deferred amounts are shown above under the caption “Non-Qualified Deferred Compensation.”

•	Stock options granted in fiscal 2021 to our executive officers, which include certain rights to excess dividend equivalents, are fully vested non-forfeitable.
•
Amounts shown for compensation following a change in control assume that no payment to a named executive officer would have been reduced to avoid adverse tax consequences under Code Sections 4999 and 280G. No named executive officer is eligible to receive a “gross-up” payment to offset golden parachute excise taxes under Code Section 4999 or to reimburse the executive for related taxes.

•
Except as otherwise indicated, all amounts reflected in the table would be paid on a lump-sum basis based on a November 30, 2024 termination date, subject to any applicable six-month delay required under Section 409A of the Internal Revenue Code.

Name	Involuntary Termination Following a Change-in- Control ($)	Following a Change-in- Control	Involuntary Termination ($)	Retirement(1)	Death or Disability ($)
Richard B. Handler	185,713,127(2)	—	185,713,127(2)	—	184,713,127(4)
Brian P. Friedman	178,529,954(3)	—	178,529,954(3)	—	177,557,789(4)
Joseph S. Steinberg	1,621,386(5)	—	1,621,386(5)	—	—
Michael J. Sharp	592,973(6)	—	592,973(6)	—
Matthew S. Larson	177,846(6)	—	177,846(6)	—	—
(1)	Does not include certain pension benefits for Mr. Handler under the Jefferies Group Employees’ Pension Plan, as reflected in the Pension Benefits in 2024 table.
(2)
Includes $1,000,000 of severance payments pursuant to Jefferies’ severance policy and the value of unvested RSUs (including unvested Vitesse RSUs issued as an adjustment to the Jefferies RSUs and related cash dividend equivalents) that would vest upon termination of employment by the Company not for cause or, in connection with a change in control, by the executive for good reason.

2025 Proxy Statement	61

Compensation Discussion and Analysis
(3)
Includes $972,165 of severance payments pursuant to Jefferies’ severance policy and the value of unvested RSUs (including unvested Vitesse RSUs issued as an adjustment to the Jefferies RSUs and related cash dividend equivalents) that would vest upon termination of employment by the Company not for cause or, in connection with a change in control, by the executive for good reason.

(4)
Represents the value of unvested RSUs (including unvested Vitesse RSUs issued as an adjustment to the Jefferies RSUs and related cash dividend equivalents) that would have vested automatically upon death or disability.

(5)	Consists of severance payments pursuant to the legacy Leucadia severance policy.
(6)	Consists of severance payments pursuant to Jefferies’ severance policy.
62	Jefferies Financial Group

Pay Versus Performance
For all fiscal years from 2020 - 2024, the Principal Executive Officer (“CEO”) was Richard B. Handler and “Other NEOs” included Brian P. Friedman, Joseph S. Steinberg, and Michael J. Sharp. In fiscal 2020 - 2023, Other NEOs included Theresa S. Gendron, and in fiscal 2022 - 2024, other NEOs included Matthew S. Larson.
The Summary Compensation Table totals reported for our CEO for fiscal 2020 - 2024 and those amounts for the Other NEOs reflected in the table on page 56 were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”:

	2024		2023		2022		2021		2020
	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs
Summary Compensation Table total compensation	22,622,248	8,231,106	26,136,030	6,970,239	56,897,424	13,636,275	28,872,946	9,788,301	18,885,956	6,941,979
Deduction for change in pension value in Summary Compensation Table	(34,996)	—	—	—	—	—	(15,287)	—	(66,692)	—
Increase - "Service cost" and "Prior service cost" for pension benefits	—	—	—	—	—	—	—	—	—	—
Deduction for amount reported under the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table	(9,356,074)	(2,227,616)	(16,306,281)	(2,785,146)	(45,435,003)	(9,087,001)	(15,666,463)	(3,916,616)	—	—
Increase - year-end fair value of equity awards granted during year that remain unvested at year end	19,804,002	4,715,188	14,727,354	2,454,561	47,972,375	9,594,477	—	—	—	—
Increase - vest-date fair value of equity awards granted during year that vested during year	—	—	2,022,899	404,580	—	—	15,666,463	3,916,616	—	—
Increase/deduct - Change in fair value of all equity awards unvested at prior year end and at year end (year-end fair value minus prior-year-end fair value)	84,426,796	16,015,602	3,750,055	918,577	10,536,256	2,107,251	37,842,380	9,463,138	5,844,028	1,466,494
Increase/deduct - Change in fair value of all equity awards unvested at prior year end that vested during year (vest date fair value minus prior-year-end fair value)	—	—	3,563,008	712,594	(1,242,547)	(248,509)	—	10,502	1,180,337	301,108
Deduct - Fair value of equity awards unvested at prior year end but forfeited during year (deduct fair value at prior year end)	—	—	—	—	—	—	—	—	(3,649,347)	(912,337)
Increase - dividends paid on restricted stock and dividend equivalents accrued on unvested equity awards during the year (not otherwise counted in Summary Compensation Table or year-end or vest-date fair value of equity awards)	212,756	103,671	155,202	60,607	—	—	—	—	—	1,604

Total adjustments	$95,052,485	$18,606,846	$7,912,237	$1,765,773	$11,831,081	$2,366,219	$37,827,093	$9,473,640	$3,308,327	$856,869
Total - "Compensation Actually Paid"	$117,674,733	$26,837,951	$34,048,267	$8,736,012	$68,728,505	$16,002,494	$66,700,039	$19,261,941	$22,194,283	$7,798,848

2025 Proxy Statement	63

The fair value of equity awards is determined in a manner consistent with that disclosed in our consolidated financial statements included in our 2024 Annual Report on Form 10-K, and in footnotes (1) and (2) to the Summary Compensation Table on page 56. Awards of RSUs are valued based on the closing market price of our Common Shares at each measurement date, subject to the following: (i) Performance-based RSUs based on TSR performance (with performance periods covering fiscal 2020 - 2022) were valued using a Monte Carlo valuation model at each measurement date; (ii) performance-based RSUs based on ROTE or return on tangible deployable equity (ROTDE) performance were valued based on the probable outcome of the performance goal at each measurement date; and (iii) awards subject to mandatory holding periods following vesting were valued at each measurement date with a discount based on the illiquidity of the shares that, when vested, would be subject to the holding period. Stock options were valued using the Black-Scholes valuation methodology.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation deemed to be “compensation actually paid” or CAP (as that term is used in Item 402(v)) and certain key metrics relating to our financial performance. For further information regarding how our executive compensation program is structured and how we align executive compensation with Jefferies’ performance, please see the “Compensation Discussion and Analysis” section above.

Fiscal year	Summary compensation table total for CEO	Compensation actually paid to CEO	Average summary compensation table total for non-CEO named executive officers	Average compensation actually paid to non-CEO named executive officers	Value of initial fixed $100 investment from November 30, 2019 based on:		Jefferies Net Earnings/ Net Income (thousands)	Jefferies Return on Tangible Equity(1)
					Jefferies total shareholder return	S&P 500 Financials Index total stockholder return
2024	$22,622,248	$117,674,733	$8,231,106	$26,837,951	$462.34	$188.83	$669,273	10.9%
2023	26,136,030	34,048,267	6,970,239	8,736,012	202.03	129.77	263,072	3.9%
2022	56,897,424	68,728,505	13,636,275	16,002,494	199.86	128.69	777,168	10.3%
2021	28,872,946	66,700,039	9,788,301	19,261,941	190.92	131.93	1,677,403	24.5%
2020	18,885,956	22,194,283	6,941,979	7,798,848	112.47	94.99	769,605	11.7%
(1)	Return on Tangible Equity (ROTE) is a non-GAAP measure. For reconciliation to GAAP amounts, see Annex A of this Proxy Statement.
Financial Performance Measures
We have identified Return on Tangible Equity (ROTE) as the company-selected measure for the pay-versus-performance disclosure, as it represents the most important financial performance measure for our CEO and President to earn annual incentive awards and PSUs and in the determination of annual equity award grants to the CEO and President. TSR is the metric most affecting changes in value of unvested equity awards, which greatly impact the compensation actually paid calculation for the CEO and President. This is because, under the SEC’s disclosure rules, the change in value of unvested equity awards from the end of one fiscal year to the end of the next fiscal year or to any vesting date within that next fiscal year, whether positive or negative, plus the year-end value of unvested equity awards granted in the fiscal year, are included in the calculation of compensation actually paid. It is important to understand that executives cannot realize disposable income from equity awards until they are vested, so in that sense the changes in equity value factored into the SEC’s “compensation actually paid” prior to vesting of the equity awards constitute only potential and not actual disposable income.
64	Jefferies Financial Group

Tabular List of Performance Measures
The three measures listed below represent an unranked list of the most important measures we currently use, which generally had the effect of aligning compensation actually paid to the NEOs for 2024 with Jefferies’ performance.

Financial Performance Measures
ROTE
TSR
Net Earnings / Net Income
As discussed in the Compensation Discussion and Analysis, a number of other financial and non-financial metrics are considered by the Compensation Committee in its decisions on the compensation of the CEO and the President. These metrics also are considerations of the Compensation Committee in determining the annual bonuses paid to the Executive Vice Presidents who are included as Other NEOs. However, those Other NEOs are compensated primarily through discretionary cash bonuses and not by equity award grants, so ROTE, TSR and Net Earnings have only indirect rather than formulaic impacts on their “compensation actually paid” as defined in the SEC rules.
Relationship Between Compensation Actually Paid and Performance Measures
The following chart, covering the past five fiscal years, demonstrates the correlation between: (a) the compensation actually paid to our CEO and our Other NEOs and (b) ROTE, TSR and the total return of the S&P 500 Financials Index.

(1)	ROTE is a non-GAAP measure. For reconciliation to GAAP amounts, see Annex A of this Proxy Statement.
The following chart, covering the past five fiscal years, demonstrates the correlation between the compensation actually paid to our CEO and our Other NEOs and our net earnings.

The above charts show that, over the past five fiscal years, compensation actually paid to the CEO and Other NEOs was strongly aligned with TSR and reasonably aligned with ROTE and Net Earnings as well. Under the SEC's “compensation actually paid” metric, as applied to Jefferies, the most significant factor has been TSR, which incorporates both year-over-year changes in value of equity awards and the compounding effect of crediting dividend equivalents which are converted into additional share units. Our fiscal 2024 results illustrate this, in that stock price increased by 123%, fueling a one-year TSR of 129%, which was the principal factor in increasing year-over-year compensation actually paid by 246% and 207% for the CEO and Other NEOs, respectively. The CEO’s CAP in fiscal 2022 was also increased by the
2025 Proxy Statement	65

grant of a retention award with a five-year service period and additional three-year holding period. These factors also affect the compensation actually paid for Other NEOs, but to a lesser extent, because the President’s compensation (part of the average for the Other NEOs) is structured in the same way as the CEO’s compensation.
Jefferies' ROTE and Net Earnings also are aligned with compensation, but the dramatic and sustained increases in TSR have overshadowed those factors in the SEC's compensation actually paid calculations. In years with comparatively stronger Net Earnings and three-year ROTE above our target of 10%, PSUs have been earned at above-target levels. This was the case for PSUs granted to the CEO and President with a performance period of fiscal 2021 - 2023. However, the three-year ROTE in the fiscal 2022 - 2024 performance period fell short of the target, so that the PSUs tied to that performance period were earned at a level below target. In fiscal 2023, when year-over-year TSR growth was positive but not dramatic (in comparison with 2021 and 2024), compensation actually paid declined in alignment with the lower levels of ROTE and Net Earnings in that year.
Notably, the SEC’s prescribed measure of compensation – CAP – was not used by the Compensation Committee in determining the structure and amount of executive compensation and, to our knowledge, prior to the SEC’s adoption of Item 402(v) had not been widely known or regarded as a useful measure of executive compensation.
Significantly, Jefferies’ TSR was positive in each of the last five fiscal years. By comparison, the S&P 500 Financials Index total return was negative in two of those years and, over the full five years, Jefferies’ TSR significantly exceeded the total return of that index of financial services companies.
CEO Pay Ratio Information
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Richard Handler, our Chief Executive Officer.
To identify the median of the annual total compensation of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows.
We determined that, as of November 30, 2024, our employee population (other than our CEO) consisted of approximately 7,822 individuals working for us and our consolidated subsidiaries, including all U.S. employees and non-U.S. employees and all full-time, part-time, seasonal and temporary workers.
To identify the 2024 “median employee” from our employee population, we conducted an analysis of our entire employee population. Given the variety of the jobs filled by our employees across multiple industries, we use a variety of pay elements to compensate our employees. For example, some employees are paid an hourly wage while others are paid a fixed salary. In addition, many of our employees have historically received cash bonuses. Consequently, we used payroll data and selected all wages paid (including hourly, overtime and salary) and all bonuses paid as the most appropriate measure of compensation. We converted all foreign currency into U.S. dollars. We used all such compensation paid to our employees for the fiscal 2024 year: December 1, 2023 through November 30, 2024. In making these calculations, we annualized (through November 30, 2024), as permitted, the compensation of those permanent employees who were hired after December 1, 2023. In our analysis, we did not annualize or otherwise adjust compensation for temporary or seasonal workers and did not make any full-time adjustments for anyone. Additionally, we made no cost-of-living adjustments in our calculations.
We calculated our median employee’s fiscal 2024 total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, the same way we calculated the total compensation of our CEO as disclosed in our Summary Compensation Table. Using this methodology, we determined that our median employee’s fiscal 2024 total compensation was $190,000. Based on this information, we estimate that, for 2024, our CEO’s annual total compensation (which for these purposes, in line with SEC rules, also included the 2024 equity grants) was approximately 119 times that of the median of the annual total compensation of all other employees.
66	Jefferies Financial Group

Audit Matters

PROPOSAL 3
Ratification of Independent Auditors
THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS

The Audit Committee selected Deloitte as our independent auditors for 2025, and we are requesting our shareholders to ratify this selection. This proposal is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of the shareholders. If the shareholders do not ratify the selection, such a vote will not be binding, but it will be considered a direction to our Audit Committee to consider selecting another firm. If the shareholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if they believe that this change would be in our and our shareholders’ best interests.
Fees Paid to Our Independent Auditors
The following table sets forth the aggregate fees incurred by us for 2024 and 2023 relating to services performed by Deloitte:

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended November 30, 2023
Audit Fees	$13,406,531	$12,332,296
Audit Related Fees	994,000	992,251
Tax Fees	488,035	552,641
All Other Fees	106,190	306,990
	$14,994,756(1)	$14,184,178(1)
(1)
In the table above, in accordance with the SEC’s definitions and rules, Audit Fees are fees paid for professional services for the audit of our consolidated financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs, and for services that are normally provided by the accountants in connection with regulatory filings or engagements. Audit Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Tax Fees are fees for tax compliance, tax advice and tax planning. All Other Fees are fees for services not included in the first three categories. All services were approved by the Audit Committee.

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by our independent auditor. Specifically, the Committee has pre-approved certain specific categories of work and initially authorized annual amounts for each category. For additional services or services in an amount above the initially authorized annual amount, additional authorization from the Audit Committee is required. The Audit Committee delegated to the Audit Committee Chair the ability to provide both general pre-approvals (where no specific, case-by-case approval is necessary under SEC rules) and specific pre-approvals. Any pre-approval decisions made by the Audit Committee Chair under this delegated authority are reported to the full Audit Committee. All requests for services provided by our independent auditor that do not require specific approval by the Audit Committee are required to be submitted to our CFO to ensure that such services are within the scope of those services that have been pre-approved by the Audit Committee. The CFO provides periodic reports to the Audit Committee regarding services that were approved in this manner.
We have been advised that one or more representatives of Deloitte, our independent auditors, is expected to attend the Annual Meeting of Shareholders, will have an opportunity to make a statement, if any such representative desires to do so, and is expected be available to respond to appropriate questions.
2025 Proxy Statement	67

Audit Matters
Audit Committee Report
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with generally accepted accounting principles and applicable laws and regulations. Our independent auditors during fiscal 2024, Deloitte, were responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. Our independent auditors had free access to the Audit Committee to discuss any matters they deemed appropriate.
In performing our oversight role, the Audit Committee reviewed and discussed our audited financial statements with each of management and our independent auditors and discussed with our independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and letters from our independent auditors in accordance with the applicable requirements of the PCAOB regarding auditor independence and has discussed with the auditors their independence. Based on the reports and discussions described in this Report, the Audit Committee recommended to our Board that our audited financial statements for 2024 be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors
Jacob M. Katz, Chairman
Linda L. Adamany
Thomas W. Jones
Melissa V. Weiler
68	Jefferies Financial Group

Stock Ownership Information
Stock Ownership Information
Ownership of Our Common Shares

Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership(2)	Percent of Class(3)
The Vanguard Group	17,489,993(4)	8.5%
BlackRock, Inc.	15,752,013(5)	7.6%
Linda L. Adamany	75,251	*
Robert D. Beyer	100,614(6)	*
Matrice Ellis Kirk	21,754(7)	*
Brian P. Friedman	5,377,324 (8)	2.6%
MaryAnne Gilmartin	47,785(9)	*
Richard B. Handler	16,889,124 (10)	7.8%
Thomas W. Jones	67,193	*
Jacob M. Katz	47,785	*
Matthew Larson	—	*
Toru Nakashima	—	*
Michael T. O’Kane	119,919(11)	*
Michael J. Sharp	68,657(12)	*
Joseph S. Steinberg	20,781,944(13)	10.1%
Melissa V. Weiler	29,754(7)	*
All directors and executive officers as a group (15 persons)	43,627,130(14)	19.8%
*	Less than 0.1%.
(1)
Except for Vanguard and BlackRock, the business address of each person is c/o Jefferies Financial Group, 520 Madison Avenue, New York, NY 10022. The list of owners consists of our directors, named executive officers and, to our knowledge, all 5% shareholders.

(2)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Beneficial ownership of shares owned by directors and executive officers is as of the record date of January 27, 2025. For all beneficial owners in the table, unless otherwise noted, voting and investment power are held solely by the reporting person. Ownership of restricted shares includes voting but no investment power. Ownership of vested RSUs and options includes the right to acquire voting and investment power within 60 days (except as otherwise noted). Shares held under the Profit Sharing Plan (PSP) and Employee Stock Ownership Plan (ESOP) are held by the plan trustee and include sole voting and limited investment power. Unless otherwise noted, all other ownership of shares reported includes voting and investment power. Ownership of shares reported below as excluded does not include voting or investment power.

(3)
Based on 206,148,097 shares outstanding as of January 27, 2025. Securities included in beneficial ownership because they could be acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person's percentage.

(4)
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, reported sole voting power over 0 shares, shared voting power over 88,577 shares, sole dispositive power over 17,243,189 shares and shared dispositive power over 246,804 shares as of December 29, 2023 in its amended Schedule 13G filed on February 13, 2024.

(5)
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, reported sole voting power over 15,040,958 shares, sole dispositive power over 15,752,013 shares and no shared voting nor dispositive power as of December 31, 2023 in its amended Schedule 13G filed on January 26, 2024.

(6)	Includes 43,324 vested and non-forfeitable share units.
(7)	Includes 1,988 restricted shares and 9,460 unvested restricted share units.
(8)
Assuming Mr. Friedman’s continued employment with us through the expiration of all applicable vesting and deferral periods and that goals required for earning performance-based awards are achieved at target levels, he would beneficially own 7,183,843 shares (3.4% of the outstanding class). The number in the table includes: (i) 2,532,370 presently exercisable options; (ii) 43,148 PSP and ESOP shares; (iii) 169,106 vested and non-forfeitable RSUs, which would be settled more than 60 days after January 27, 2025 under award terms, even if a termination of employment had occurred on that date; and (iv) 789,214 shares in a brokerage margin account available as security for outstanding margin balances. If the vested and non-forfeitable RSUs not settleable within 60 days were deemed not to constitute beneficial ownership, the total beneficial ownership would be 5,208,218 shares (2.5% of the outstanding class).

(9)	Includes 11,025 restricted shares.
2025 Proxy Statement	69

Stock Ownership Information
(10)
Assuming Mr. Handler’s continued employment with us through the expiration of all applicable vesting and deferral periods and that goals required for earning performance-based awards are achieved at target levels, he would beneficially own 18,823,584 shares (8.6% of the outstanding class). The number in the table includes: (i) 2,532,370 presently exercisable options; (ii) 126,049 PSP and ESOP shares; (iii) 1,396,034 shares held in family trusts and LLCs with shared voting and investment power; (iv) 4,060,005 shares in a brokerage margin account available as security for outstanding margin balances; and (v) 8,774,666 vested and non-forfeitable RSUs and deferred shares all of which would be settled more than 60 days after January 27, 2025 under award terms, even if a termination of employment had occurred on that date. If the vested and non-forfeitable RSUs not settleable within 60 days were deemed not to constitute beneficial ownership, the total beneficial ownership would be 8,114,458 shares (3.9% of the outstanding class).

(11)	Includes 68,377 vested and non-forfeitable share units.
(12)	Includes 4 PSP shares.
(13)
Includes 2,438,979 shares held directly by Mr. Steinberg,18,251,131 shares held by corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts as to which Mr. Steinberg and/or his spouse may be deemed to have shared voting and investment power, and 84,762 shares held in a charitable trust over which Mr. Steinberg may be deemed to have shared voting and investment power.

(14)	Includes 15,001 restricted shares, 18,920 unvested restricted share units, 9,055,473 vested and non-forfeitable RSUs and deferred shares, and 5,064,740 shares underlying exercisable options.
70	Jefferies Financial Group

Additional Information
Biographies of Other Executive Officers
Michael J. Sharp | 69
EXECUTIVE VICE PRESIDENT
GENERAL COUNSEL
Mr. Sharp has been our Executive Vice President and General Counsel since March 2013. Mr. Sharp also served as Jefferies Group’s Executive Vice President, General Counsel and Secretary from November 2010 until the merger of Jefferies Group into Jefferies in November 2022. Prior to joining Jefferies Group in September 2010, Mr. Sharp had been a partner with the law firm of Wilmer Cutler Pickering Hale & Dorr LLP. Previously, Mr. Sharp was Deputy General Counsel of Citigroup and General Counsel of Citigroup’s Global Wealth Management, Global Consumer Bank and Global Credit Card business units. Before his twelve years at Citigroup, Mr. Sharp was a litigation associate at Cravath, Swaine & Moore, which he joined in 1992. Mr. Sharp began his legal career as a judicial clerk on the U.S. Court of Appeals for the Eleventh Circuit. Before embarking on a legal career, Mr. Sharp traded U.S. Treasury Bonds from 1981 to 1988.
Mr. Sharp received a J.D. from the University of Georgia School of Law (where he was editor-in-chief of the Law Review), an M.B.A. from Cornell University and a B.A. from Fordham University.
Matthew S. Larson | 52
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER,
PRINCIPAL FINANCIAL OFFICER
Mr. Larson has been our Executive Vice President and Chief Financial Officer since March 2023. Prior to March 2023, Mr. Larson served as our Executive Vice President, Co-Chief Financial Officer, and Principal Financial Officer from November 2022 to March 2023 in connection with the merger of Jefferies Group into Jefferies. He served as the Chief Financial Officer of Jefferies Group from August 2020 until November 2022. Prior to joining Jefferies, Mr. Larson was employed as the Chief Financial Officer of Barclays Americas and Barclays PLC Global Markets from 2017 to 2020, and Managing Director, America’s Controller of Barclay’s Investment Bank from 2014 to 2017. Prior to that, Mr. Larson was a Managing Director at Goldman Sachs where he held several roles in the Finance Division.
Mr. Larson is a C.P.A. and graduated from Idaho State University, where he obtained a Bachelor of Science in Finance.
Mark Cagno | 54
VICE PRESIDENT
CONTROLLER
CHIEF ACCOUNTING OFFICER
Mr. Cagno has been our Vice President, Controller, and Chief Accounting Officer since June 2023. Mr. Cagno served as Vice President, Co-Controller, and Chief Accounting Officer in November 2022 to May 2023 in connection with the merger of Jefferies Group into Jefferies. He previously served as Global Controller for Jefferies Group, a position he held since 2008, as well as Head of Operations of Jefferies Group from 2014 to 2022. Mr. Cagno has 30 years of financial industry experience in a multitude of control, valuation, regulatory and operations functions.
2025 Proxy Statement	71

Additional Information
After attending Pace University where he received his BA in Accounting, he worked at Salomon Brothers and CSFB in Treasury and Operations capacities. Mr. Cagno then joined Morgan Stanley where he performed various Business Unit Control, Valuation and Operations functions during his fourteen year tenure, with his last responsibility being the Co-Head of Fixed Income, Equity and Wealth Management BCG (Business Unit Controllers Group).
Forward-Looking Statements
Certain statements contained in this document may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements based on current views and include statements about our future and statements that are not historical fact or statements of current conditions. These forward-looking statements are usually preceded by the words “should,” “expect,” “believe,” “intend,” “may,” “will,” “would,” “could,” or similar expressions. Forward-looking statements may contain statements relating to beliefs, goals, intentions and expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our current belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. For a discussion of some of the risks and uncertainties that could cause actual results to differ materiality from the results reflected in these forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2024 and subsequently filed reports. Accordingly, you should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances, except as required by applicable law.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).
72	Jefferies Financial Group

Important Information for
Our Shareholders
ONLINE ACCESS TO PROXY MATERIALS
This Proxy Statement and the following additional proxy materials are available online at proxyvote.com:
•	2024 Annual Report
•	Proxy card and voting instructions
ATTENDING OUR ANNUAL MEETING
Holders of our shares at the close of business on January 27, 2025, the record date, or their representatives are permitted to attend our Annual Meeting. At the close of business on the record date there were 206,148,097 shares outstanding and entitled to vote, each of which entitles the holder to one vote on each proposal. For security purposes, no cameras, recording devices, or amplification devices will be permitted at the meeting.
VOTING
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Voting instructions, including instructions for both telephonic and internet voting, are outlined in the Notice of Internet Availability of Proxy Materials and on your proxy card.

	If you are a shareholder of record	If you hold your shares in street name
By Internet (24 hours a day):	proxyvote.com	proxyvote.com
By Telephone (24 hours a day):	1-800-690-6903	1-800-690-6903
By Mail:	Return a properly executed and dated proxy card in the provided pre-paid envelope	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

Generally, the deadline for voting by telephone or using the internet is 11:59 p.m. EDT on Wednesday, March 26, 2025.
Shares represented by properly executed proxies, received by us or voted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules discussed below, if instructions are not given, proxies will be voted for the election of each nominee, for the approval of our executive-compensation program, and for the ratification of our independent auditors. Other than shares held in our Profit Sharing Plan, your shares will not be voted if you do not return a signed proxy card or vote in person, by telephone or via the internet.
How can I attend, vote and participate at the virtual Annual Meeting?
To provide a consistent experience to all our shareholders regardless of where they are located and to make it easier for our shareholders to attend, we are holding our Annual Meeting in a virtual-only format. At the virtual Annual Meeting, shareholders will be able to listen to the meeting live and vote. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/JEF2025, you must enter the 16-digit control number available on your proxy card if you are a shareholder of record or included in your voting instruction card and voting instructions you received from
2025 Proxy Statement	73

Important Information for Our Shareholders
your broker, bank or other institution. Although you may vote online during the virtual Annual Meeting, we encourage you to vote prior to the meeting via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.
A technical support line will be available on the meeting website for any questions on how to participate in the Annual Meeting or if you encounter any difficulties accessing the virtual meeting.
The meeting will begin promptly at 10:00 a.m. EDT, on Thursday, March 27, 2025. Online access will begin at 10:00 a.m. EDT, and we encourage you to access the meeting prior to the start time.
Shareholders will be able to ask questions through the virtual meeting website either before or during the meeting. Questions may be submitted during the virtual Annual Meeting through www.virtualshareholdermeeting.com/JEF2025. The Company will answer appropriate questions during the virtual Annual Meeting.
What is the difference between holding shares as a shareholder of record and holding in street name?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered a “shareholder of record” of those shares.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the organization holding your account and, as a beneficial owner, you have the right to direct that organization as to how to vote the shares held in your account.
INFORMATION FOR OUR PROFIT SHARING PLAN PARTICIPANTS
For participants in our Profit Sharing Plan (PSP), your shares will be voted by Fidelity Management Trust Company, the plan administrator, as you instruct by returning your signed proxy card. If you sign and return your proxy card but do not designate how your shares should be voted, your shares will be voted as recommended by our Board of Directors. You may also vote your shares online at proxyvote.com or by telephone by calling 1-800-690-6903. You cannot vote your shares in the PSP in person at the meeting. To allow sufficient time for voting, your vote must be received by no later than 11:59 p.m. EDT on Sunday, March 23, 2025, unless otherwise stated in your PSP voting materials. If you do not timely provide your vote, your shares in the PSP will be voted pro rata based on the votes timely received by Fidelity.
REVOCATION OF PROXIES
Any proxy may be revoked at any time before it is exercised by giving written notice of revocation to our Corporate Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the internet, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not alone constitute revocation of a proxy. If your shares are held in a brokerage, bank, or other institutional account, you must obtain a proxy from that entity showing that you were the owner as of the close of business on January 27, 2025 in order to vote your shares at the Annual Meeting.
REQUIRED VOTES FOR EACH PROPOSAL
1.
Election of Directors – Our by-laws require that each director in an uncontested election be elected by the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

2.
Approval of Executive-Compensation Program – The approval of our executive-compensation program requires the affirmative vote of a majority of votes cast on the matter. The vote is advisory and therefore is not binding on the Compensation Committee, our Board of Directors, or us.

3.
Ratification of Independent Auditors – Ratification of the selection of Deloitte as our independent auditors requires the affirmative vote of a majority of votes cast on the matter. This vote is advisory and therefore is not binding on the Audit Committee, our Board of Directors, or us.

74	Jefferies Financial Group

Important Information for Our Shareholders
BROKER NON-VOTES AND ABSTENTIONS
A “broker non-vote” occurs when your broker submits a proxy for the meeting but does not vote on non-discretionary matters because you did not provide voting instructions on those matters (this applies to all proposals other than proposal 3 (ratification of our auditors)).
On proposals 1 and 2, abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect for the purpose of determining whether those proposals have been approved.
On proposal 3, abstentions will not be counted as votes cast and therefore will have no effect for the purpose of determining whether the proposal has been approved; however, your broker may vote your shares with respect to this proposal even if you do not submit your voting instruction form. Additionally, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the annual meeting (which is the holders of a majority of the shares entitled to vote thereat present in person or by proxy).
REQUESTS FOR OUR ANNUAL REPORT AND GOVERNANCE DOCUMENTS
You may request a written copy of the following documents without charge by writing to our Corporate Secretary, Laura Ulbrandt DiPierro, at 520 Madison Avenue, New York, New York 10022, or go to www.Jefferies.com for an electronic copy.
•	2024 Annual Report, including the financial statements and the financial statement schedules as well as any requested exhibits
•	Audit, Compensation, ESG/DEI, Nominating and Corporate Governance, and Risk and Liquidity Oversight Committee Charters
•	Corporate Governance Guidelines
•	Code of Business Practice
•	Corporate Social Responsibility Principles
•	Whistle Blower Policy
COMMUNICATING WITH OUR BOARD
Shareholders and other parties interested in communicating directly with our Board, specific members of our Board, including our Lead Director, or non-management directors as a group may do so by writing to such intended recipients, c/o Corporate Secretary, Jefferies Financial Group, 520 Madison Avenue, New York, New York 10022. The Corporate Secretary will review all correspondence and regularly forward to the applicable recipients a summary of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of our Board or committees thereof or that the Corporate Secretary otherwise determines requires attention. All directors may at any time review a log of all such correspondence and request copies. Concerns relating to accounting, internal accounting controls or auditing matters will be brought to the attention of the Chair of the Audit Committee.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
The SEC permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra conveniences for stockholders and cost savings for companies.
Some brokers household our proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker and send a request to our transfer agent, Equiniti Trust Company, LLC (in writing: 48 Wall Street,
2025 Proxy Statement	75

Important Information for Our Shareholders
Floor 23, New York, NY 10005; by telephone: in the U.S., Puerto Rico and Canada, 1-800-937-5449; outside the U.S., Puerto Rico and Canada, 1-718-921-8200). Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.
PROXY SOLICITATION
We are first mailing this Proxy Statement and proxy card to shareholders on or about February 14, 2025. We bear the costs of our Board’s solicitation of your proxy for our 2025 Annual Meeting of Shareholders. Our directors, officers and employees may also solicit proxies from shareholders, but will not receive additional compensation, although they may be reimbursed for out-of-pocket expenses. We have also engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist us with our solicitation and expect to pay no more than $20,000 for its efforts. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred in forwarding our proxy materials to shareholders.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026
Shareholders may submit proposals and director nominees for our 2026 Annual Meeting of Shareholders which comply with the rules and regulations of the SEC and our by-laws. Proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy materials must be received by us no later than October 17, 2025.
For a shareholder’s notice of nomination of one or more director nominees to be included in our proxy statement and ballot for the 2026 Annual Meeting of Shareholders pursuant to the proxy access provision set forth in our by-laws, it must be received by our Secretary at our principal executive office no earlier than 150 days and no later than 120 days prior to the first anniversary date of this Proxy Statement (no earlier than September 17, 2025 and no later than October 17, 2025); provided, however, that if the date of the 2026 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the first anniversary date of the 2025 Annual Meeting of Shareholders (March 27, 2026), the notice must be so received not earlier than 190 days prior to the date of the 2026 Annual Meeting of Shareholders and not later than the later of 160 days prior to the date of the 2026 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our by-laws, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of shareholder nominees in our proxy materials.
If a shareholder seeks to propose other business or nominate a director pursuant to our by-laws, but does not seek to include a proposal or director nominee in our proxy statement for the 2026 Annual Meeting of Shareholders pursuant to proxy access, such proposals for other business or director nominations must be received by our Secretary at our principal executive office no earlier than 150 days and no later than 120 days prior to the first anniversary date of this Proxy Statement (no earlier than September 17, 2025 and no later than October 17, 2025); provided, however, that (i) if the date of the 2026 Annual Meeting of Shareholders is more than 30 days from the first anniversary date of this Proxy Statement (February 14, 2026), a proposal for business must be received no later than the tenth day following the day on which public announcement of the date of such meeting is first made, and (ii) if the date of the 2026 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the first anniversary date of the 2025 Annual Meeting of Shareholders (March 27, 2026), a director nomination must be received no earlier than 190 days prior to the date of the 2026 Annual Meeting of Shareholders and no later than the later of 160 days prior to the date of the 2026 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our by-laws, and the shareholder(s) must comply with the information and other requirements in our by-laws. In addition to satisfying the requirements under our by-laws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.
All proposals should be submitted in writing to Laura Ulbrandt DiPierro, Senior Vice President and Secretary, 520 Madison Avenue, New York, New York 10022.
76	Jefferies Financial Group

Annex A
Reconciliations and Use of Non-GAAP Financial
Measures and Additional Information
The following tables reconcile financial results reported in accordance with generally accepted accounting principles (GAAP) to all non-GAAP financial measures presented in this Proxy Statement. We sometimes use non-GAAP financial measures to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. For example, management uses certain financial measures using adjusted tangible shareholders’ equity because management believes that adjusted tangible shareholders’ equity are the net assets available for investment purposes to earn a return for our shareholders and changes in tangible shareholders’ equity better indicate to management and our shareholders how we performed given the equity available to management to invest.
However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP.
ROTE Non-GAAP Reconciliation
CALCULATION OF RETURN ON ADJUSTED TANGIBLE EQUITY (ROTE)
Reconciliation of Net Earnings to Adjusted Net Earnings

	Twelve Months Ended:
($ in millions)	Nov. 30, 2024	Nov. 30, 2023	Nov. 30, 2022	Nov. 30, 2021	Nov. 30, 2020
Net Earnings Attributable to Common Shareholders (GAAP)	$669	$263	$777	$1,667	$770
Intangible Amortization and Impairment Expense, Net of Tax	22	7	8	11	11
Earnings Attributable to Series B Preferred Stock	74	13	—	—	—
Adjusted Net Earnings (non-GAAP)	$765	$283	$785	$1,678	$781
Reconciliation of Shareholders’ Equity to Adjusted Tangible Shareholders’ Equity

($ in millions)	Nov. 30, 2023	Nov. 30, 2022	Nov. 30, 2021	Nov. 30, 2020	Nov. 30, 2019
Shareholders' Equity (GAAP)	$9,710	$10,233	$10,554	$9,404	$9,580
Intangible Assets, Net and Goodwill	(2,045)	(1,876)	(1,898)	(1,913)	(1,923)
Deferred Tax Asset, Net	(458)	(388)	(328)	(394)	(463)
Weighted Average Impact of Cash Dividends and Share Repurchases	(200)	(732)	(671)	(243)	(545)
Adjusted Tangible Shareholders' Equity (non-GAAP)	$7,007	$7,237	$7,658	$6,854	$6,649
ROTE = Adjusted Net Earnings / Adjusted Tangible Shareholders' Equity	10.9%	3.9%	10.3%	24.5%	11.7%
2025 Proxy Statement	77

Annex A
Market Position Statistics presented within the Proxy are referenced from independent sources as noted below:
Dealogic:
•	Ranked 5th in global M&A (excluding China), up from #7 last year and #8 six years ago
•	Ranked 6th in global equity capital markets (excluding China)
•	Ranked 6th globally across M&A, equity capital markets and leveraged finance, up from #8 last year, #9 in 2018–19, and #10 in 2017
•	Ranked 3rd in global financial sponsor M&A
•	+110BPS in Global (excluding China) M&A, ECM and LevFin for FY2024 vs. FY2023
78	Jefferies Financial Group

Jefferies

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JEFFERIES FINANCIAL GROUP INC.
520 MADISON AVENUE, 11TH FLOOR
NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on March 26, 2025 for shares held directly and by 11:59 p.m. ET on March 23, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JEF2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on March 26, 2025 for shares held directly and by 11:59 p.m. ET on March 23, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60871-P20605-Z88756 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JEFFERIES FINANCIAL GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW IN PROPOSAL 1, FOR PROPOSALS 2 AND 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Linda L. Adamany	☐	☐	☐
1b. Robert D. Beyer	☐	☐	☐
1c. Matrice Ellis Kirk	☐	☐	☐
1d. Brian P. Friedman	☐	☐	☐
1e. MaryAnne Gilmartin	☐	☐	☐
1f. Richard B. Handler	☐	☐	☐
1g. Thomas W. Jones	☐	☐	☐
1h. Jacob M. Katz	☐	☐	☐
1i. Toru Nakashima	☐	☐	☐
1j. Michael T. O'Kane	☐	☐	☐
1k. Joseph S. Steinberg	☐	☐	☐
1l. Melissa V. Weiler	☐	☐	☐

	For	**Against**	**Abstain**
2. Advisory vote to approve 2024 executive-compensation program.	☐	☐	☐
3. Ratify Deloitte & Touche LLP as independent auditors for the fiscal year ending November 30, 2025.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2025 Proxy Statement and the 2024 Annual Report on Form 10-K are available at
www.proxyvote.com

V60872-P20605-Z88756

JEFFERIES FINANCIAL GROUP INC.
Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Shareholders
March 27, 2025 at 10:00 A.M., Eastern Time

The undersigned shareholder of Jefferies Financial Group Inc. (the "Company") hereby appoints Richard B. Handler, Brian P. Friedman and Joseph S. Steinberg, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Jefferies Financial Group Inc. to be held virtually at www.virtualshareholdermeeting.com/JEF2025 on March 27, 2025 at 10:00 a.m., Eastern Time and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned as of the record date of January 27, 2025 in accordance with the directions indicated herein and in their discretion on such other matters as may come before the meeting.

Receipt of the 2025 Notice and Proxy Statement and a copy of the Annual Report on Form 10-K to Shareholders for the fiscal year ended November 30, 2024 is hereby acknowledged. The undersigned hereby revokes all prior proxies granted by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side